Filed Pursuant to Rule 424(b)(5)

Registration No. 333-175330

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Series A Preferred Shares, par value $0.001 per share	$45,368,100	$5,200

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”). Includes preferred shares that the underwriters have the option to purchase solely to cover over-allotments, if any.
(2)	The registration fee has been calculated and is being paid in accordance with Rule 457(r) and Rule 456(b) under the Securities Act.

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 1, 2011)

1,600,000 Shares

7.750% Series A Cumulative Redeemable Perpetual Preferred Shares

(Liquidation Preference $25 Per Share)

We are offering 1,600,000 of our 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares, par value $0.001 per share, which we refer to as our Series A Preferred Shares. This offering is a reopening of our original issuance of our Series A Preferred Shares, which occurred on January 18, 2011. As of March 8, 2012, there were 4,600,000 Series A Preferred Shares outstanding.

We pay cumulative dividends on our Series A Preferred Shares at the rate of 7.750% per annum of their liquidation preference, which is equivalent to $1.9375 per annum per share. Dividends are payable quarterly in arrears on or about the 15th day of each February, May, August and November. The first dividend on our Series A Preferred Shares sold in this offering will be for a full quarter in the amount of $0.484375 per share, and will be paid on May 15, 2012.

Except in instances relating to preservation of our qualification as a REIT or in connection with a change of control the result of which our common shares of beneficial interest, par value $0.001 per share, and the common securities of the acquiring or surviving entity, are not listed on the NYSE or other stock exchange, our Series A Preferred Shares are not redeemable prior to January 18, 2016. On and after January 18, 2016, we may, at our option, redeem our Series A Preferred Shares in whole, at any time, or in part, from time to time, for cash at a redemption price of $25 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. In addition, upon the occurrence of a change of control the result of which our common shares and the common securities of the acquiring or surviving entity are not listed on the NYSE or other stock exchange, we will have the special option to redeem our Series A Preferred Shares, in whole or in part, within 120 days after the first date on which such change of control has occurred for cash at a redemption price of $25 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. If we exercise this special optional redemption right in connection with a change of control the result of which our common shares and the common securities of the acquiring or surviving entity are not listed on the NYSE or other stock exchange, you will not have the conversion right described in the following paragraph. Our Series A Preferred Shares have no maturity date and will remain outstanding indefinitely unless converted by you in connection with a change of control the result of which our common shares and the common securities of the acquiring or surviving entity are not listed on the NYSE or other stock exchange or are redeemed by us, and they are not subject to any sinking fund or mandatory redemption.

Upon the occurrence of a change of control the result of which our common shares and the common securities of the acquiring or surviving entity are not listed on the NYSE or other stock exchange, you will have the right (subject to our special optional redemption right to redeem your Series A Preferred Shares) to convert some or all of your Series A Preferred Shares into a number of our common shares (or equivalent value of alternative consideration), equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) $25.00, plus (y) an amount equal to any accrued and unpaid dividends, whether or not declared, to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Share dividend payment and prior to the corresponding Series A Preferred Share dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this quotient), by (ii) the Common Share Price, and (B) 2.187 (the Share Cap), subject to certain adjustments and provisions for the receipt of alternative consideration as described in this prospectus supplement.

Our Series A Preferred Shares currently are listed on the NYSE under the symbol “FPOPrA.” The last reported sale price of our Series A Preferred Shares on the NYSE on March 8, 2012 was $25.68 per share. Application will be made to list the additional shares offered by this prospectus supplement on the NYSE under the same symbol.

There are restrictions on ownership of our Series A Preferred Shares intended to preserve our qualification as a REIT. See “Description of Our Series A Preferred Shares — Restrictions on Ownership” in this prospectus supplement. In addition, except under limited circumstances as described in this prospectus supplement, holders of our Series A Preferred Shares generally do not have any voting rights.

Investing in our Series A Preferred Shares involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

	Per Share	Total
Public offering price(1)	$25.2045	$40,327,200
Underwriting discount	$ 0.7875	$ 1,260,000
Proceeds, before expenses, to First Potomac Realty Trust	$ 24.417	$39,067,200

(1)	Including accrued dividends.

We have granted the underwriters the option to purchase up to 200,000 additional Series A Preferred Shares on the same terms and conditions set forth above within 30 days of the date of this prospectus supplement to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect that the Series A Preferred Shares will be ready for delivery in book-entry form through the Depository Trust Company on or about March 14, 2012.

Sole Book-Running Manager

Wells Fargo Securities

KeyBanc Capital Markets     Morgan Stanley     Raymond James     RBC Capital Markets

BMO Capital Markets     PNC Capital Markets LLC

US Bancorp

The date of this prospectus supplement is March 9, 2012.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.

To the extent any inconsistency or conflict exists between the information included or incorporated by reference in this prospectus supplement and the information included or incorporated by reference in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus or the information included or incorporated by reference in this prospectus supplement. In addition, any statement in a filing we make with the Securities and Exchange Commission, or the SEC, that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein is accurate as of any date other than their respective dates or as of other dates which are specified herein or therein. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus include and incorporate by reference forward-looking statements that are subject to risks and uncertainties. These forward-looking statements are made in accordance with Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects are forward-looking by their nature:

•	our business strategy;

•	our projected operating results;

•	our ability to obtain future financing arrangements;

•	estimates relating to our ability to make distributions to our common and preferred shareholders in the future;

•	our understanding of our competition;

•	market trends;

•	projected capital expenditures; and

•	use of the proceeds of this offering.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our 7.750%

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Series A Cumulative Redeemable Perpetual Preferred Shares, par value $0.001 per share, which we refer to as our Series A Preferred Shares, along with the following factors that could cause actual results to vary from our forward-looking statements:

•	the factors referenced in the documents incorporated by reference herein, and those set forth under the section entitled “Risk Factors” beginning on page S-7;

•	general volatility of the capital markets and the market price of our common shares and our Series A Preferred Shares;

•	changes in general or regional economic conditions;

•	changes in our business strategy;

•	ability to obtain debt and/or financing on attractive terms or at all;

•

ability to remediate the material weakness in our internal controls over financial reporting described in our Annual Report on Form 10-K for the year ended December 31, 2011 and to re-establish and maintain effective internal controls over financial reporting and disclosure controls and procedures;

•	the uses and deployment of available capital;

•	ability to maintain current debt levels;

•	ability to repay or refinance current indebtedness upon maturity or other required payment date;

•

ability to maintain compliance with financial and operating covenants included in our debt agreements, and the potential limitations on our ability to make distributions to our shareholders or pursue business initiatives or transactions in connection with our efforts to comply with such covenants;

•	availability of qualified personnel;

•	changes in our industry, interest rates or our operating costs;

•	the degree and nature of our competition;

•	defaults in the performance of lease terms by our tenants;

•	the financial condition of our tenants, including the extent of tenant bankruptcies or defaults;

•	risk of our tenants not renewing their leases, and our ability to timely lease or re-lease space at current or anticipated rents;

•	the concentration of leases with our single largest tenant;

•

our continued qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes and our ability to operate effectively within the limitations imposed by the REIT qualification rules;

•	risks relating to real estate ownership and development;

•	risks associated with use of leverage to acquire properties; and

•	our ability to complete current and future acquisitions, and to successfully integrate such acquisitions into our existing portfolio, and effectively manage our growth.

When we use the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements.

There are a number of risk factors associated with the conduct of our business, and the risks listed above or discussed in the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference, may not be exhaustive. New risks and

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uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. All forward-looking statements should be reviewed with caution. Except to the extent required by applicable law, we undertake no obligation to, and do not intend to, update any forward-looking statements, the factors listed above or the matters discussed in the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all of the information that is important to you. Before making a decision to invest in our Series A Preferred Shares, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the section entitled “How to Obtain More Information” and the sections entitled “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, incorporated by reference into this prospectus supplement and the accompanying prospectus. All references to “the company,” “our company,” “we,” “our” and “us” in this prospectus supplement mean First Potomac Realty Trust and all entities owned or controlled by us, except where it is made clear that the term applies only to the parent company. The term “you” refers to a prospective investor. Unless otherwise indicated, the information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional Series A Preferred Shares from us.

Our Company

We are a leader in the ownership, management, development and redevelopment of office and industrial properties in the greater Washington, D.C. region. At December 31, 2011, we wholly-owned or had a controlling interest in properties totaling 13.9 million square feet that were 81.8% occupied by 608 tenants. Excluding our fourth quarter 2010 acquisitions of Atlantic Corporate Park, which was vacant at acquisition, and Redland Corporate Center II, which was 99% vacant at acquisition, our consolidated portfolio was 84.0% occupied at December 31, 2011. We also had a noncontrolling ownership interest in properties totaling an additional 1.0 million square feet through six unconsolidated joint ventures and owned land that can accommodate approximately 2.4 million square feet of additional development at December 31, 2011. As of December 31, 2011, our largest tenant was the U.S. Government. We derive substantially all of our revenue from leases of space within our properties, and we had consolidated total revenues of approximately $172 million for the year ended December 31, 2011 and consolidated total assets of approximately $1.7 billion at December 31, 2011. We have elected to be taxed as REIT under the Internal Revenue Code.

We strategically focus on acquiring and redeveloping properties that we believe can benefit from our intensive property management and seek to reposition these properties to increase their profitability and value. Our portfolio contains a mix of single-tenant and multi-tenant office and industrial properties as well as business parks. Office properties are single-story and multi-story buildings that are used primarily for office use; business parks contain buildings with office features combined with some industrial property space; and industrial properties generally are used as warehouse, distribution or manufacturing facilities.

We conduct our business through our operating partnership, First Potomac Realty Investment Limited Partnership. As the sole general partner of our operating partnership, we have the power to manage and conduct our operating partnership’s business, subject to certain limitations described in the partnership agreement of our operating partnership. As of December 31, 2011, we owned a 94.5% interest in our operating partnership. The remaining interests in our operating partnership are owned by limited partners, including certain of our executive officers and trustees, who contributed properties and other assets to our operating partnership in exchange for limited partnership units.

Our executive offices are located at 7600 Wisconsin Avenue, Bethesda, Maryland 20814 and our telephone number is (301) 986-9200. We maintain a website at http://www.first-potomac.com. The information on our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	First Potomac Realty Trust

Securities Offered	1,600,000 Series A Cumulative Redeemable Perpetual Preferred Shares, $0.001 par value per share. We have granted the underwriters an option to purchase up to an additional 200,000 Series A Preferred Shares to cover over-allotments.

The Series A Preferred Shares we are offering using this prospectus supplement (the “reopened Series A Preferred Shares”), together with the Series A Preferred Shares that we issued in January 2011 (the “original Series A Preferred Shares”) have identical terms (other than the issue date, issue price and date from which dividends will accrue) and form a single series of preferred stock. In this prospectus supplement, the term “Series A Preferred Shares” means the reopened Series A Preferred Shares and the original Series A Preferred Shares, unless the context otherwise requires. We may from time to time elect to reopen this series and issue additional Series A Preferred Shares, and all such additional shares would be deemed to form a single series of the Series A Preferred Shares.

Series A Preferred Shares Outstanding Immediately Prior to This Offering	4,600,000 shares

Series A Preferred Shares Outstanding Upon Completion of This Offering	6,200,000 shares (6,400,000 shares if the underwriters exercise their option to purchase additional shares in full)

Dividends	We pay cumulative dividends on our Series A Preferred Shares at the rate of 7.750% per annum of their liquidation preference, or $1.9375 per annum per share. Dividends on our Series A Preferred Shares are payable quarterly in arrears on or about the 15th day of each February, May, August and November. The first dividend on our Series A Preferred Shares sold in this offering will be for a full quarter in the amount of $0.484375 per share, and will be paid on May 15, 2012.

Liquidation Preference	If we liquidate, dissolve or windup, holders of our Series A Preferred Shares will have the right to receive $25 per share, plus an amount per share equal to all accrued and unpaid dividends (whether or not declared) to, but not including, the date of payment, before any payments are made to holders of our common shares or other junior securities.

Maturity	Our Series A Preferred Shares have no maturity date and we are not required to redeem our Series A Preferred Shares. Accordingly, our Series A Preferred Shares will remain outstanding indefinitely, unless converted by you in connection with a Change of Control (as defined under “Conversion Rights” below) or if we decide to redeem them. We are not required to set aside funds to redeem our Series A Preferred Shares.

Ranking	Our Series A Preferred Shares rank senior to our common shares and any other junior shares that we may issue in the future, on parity with any other parity shares that we may issue in the future, and junior to all of our existing and future indebtedness, in each case with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up.

Optional Redemption	Except in instances relating to preservation of our qualification as a REIT, in connection with our redemption rights upon the exercise of a conversion right after a Change of Control (as defined under “Conversion Rights” below) by a holder or pursuant to our special optional redemption right, our Series A Preferred Shares are not redeemable prior to January 18, 2016. On and after January 18, 2016, we may, at our option, redeem our Series A Preferred Shares, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date.

Special Optional Redemption	Upon the occurrence of a Change of Control (as defined under “Conversion Rights” below), we will have the option to redeem our Series A Preferred Shares, in whole or in part, within 120 days after the first date on which such Change of Control has occurred for cash at a redemption price of $25 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. If we exercise our special optional redemption right in connection with a Change of Control, you will not have the Change of Control Conversion Right (as defined under “Description of Our Series A Preferred Shares — Conversion Rights”).

Conversion Rights	Upon the occurrence of a Change of Control, you will have the right (subject to our special optional redemption right to redeem your Series A Preferred Shares) to convert some or all of your Series A Preferred Shares into a number of our common shares of beneficial interest, par value $0.001 per share (or equivalent value of alternative consideration), equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) $25.00, plus (y) an amount equal to any accrued and unpaid dividends, whether or not declared, to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Share dividend payment and prior to the corresponding Series A Preferred Share dividend payment date, in which case the amount pursuant to this clause (i)(y) shall equal $0.00 in respect of such dividend) by (ii) the Common Share Price, and (B) 2.187 (the Share Cap), subject to certain adjustments and provisions for the receipt of alternative consideration as described in this prospectus supplement. If we exercise our special optional redemption right (by sending the required notice) in connection with a Change of Control, you will not have any Change of Control Conversion Right.

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series A Preferred Shares when the following has occurred:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in clause (i) above, neither we nor the acquiring or surviving entity has a class of common securities listed on the New York Stock Exchange, or the NYSE, the NYSE Amex Equities, or NYSE Amex, or the NASDAQ Stock Market, or NASDAQ, or listed on an exchange that is a successor to the NYSE, NYSE Amex or NASDAQ.

To see how we define “Common Share Price” and “Change of Control Conversion Date,” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of Our Series A Preferred Shares — Conversion Rights.”

Voting Rights	Holders of our Series A Preferred Shares generally have no voting rights. However, if dividends on our Series A Preferred Shares are in arrears for six quarterly dividend periods (whether or not consecutive), the holders of our Series A Preferred Shares (voting separately as a class with the holders of any other series of parity preferred shares upon which like voting rights have been conferred and are exercisable) will have the right to elect two members to serve on our Board of Trustees until we pay (or declare and set aside for payment) all dividends that are then in arrears. In addition, certain changes that would be material and adverse to the rights of holders of our Series A Preferred Shares cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding Series A Preferred Shares (voting separately as a class with the holders of any other series of parity preferred shares upon which like voting rights have been conferred and are exercisable). See “Description of our Series A Preferred Shares — Voting Rights” below.

Information Rights	During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series A Preferred Shares are outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Shares, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series A Preferred Shares. We will mail (or otherwise provide) the information to the holders of Series A Preferred Shares within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act.

Listing	Our Series A Preferred Shares currently are listed on the NYSE under the symbol “FPOPrA.” Application will be made to list the additional shares offered by this prospectus supplement on the NYSE under the same symbol.

Use of Proceeds	We intend to contribute the net proceeds from this offering, which we expect to be approximately $38.8 million after deducting the underwriting discount and estimated offering expenses payable by us, to our operating partnership in exchange for preferred partnership units, and the operating partnership intends to use the net proceeds to repay a portion of the balance outstanding under our unsecured revolving credit facility and for working capital and general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Restrictions on Ownership	To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code of 1986, as amended (the “Code”), our declaration of trust and the articles supplementary setting forth the terms of the Series A Preferred Shares contain ownership and transfer restrictions relating to our common shares and Series A Preferred Shares. See “Restrictions on Ownership” in this prospectus supplement for additional information about these restrictions.

Settlement Date	Delivery of the reopened Series A Preferred Shares will be made against payment therefor on or about March 14, 2012.

Form	Our Series A Preferred Shares are maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except in limited circumstances.

Risk Factors

Investing in our Series A Preferred Shares involves a high degree of risk and the purchasers of our Series A Preferred Shares may lose their entire investment. See “Risk Factors” beginning on page S-7 and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our Series A Preferred Shares.

Tax Consequences	The U.S. federal income tax consequences of owning and disposing of the Series A Preferred Shares are summarized in “Additional Federal Income Tax Consequences” on page S-45 of this prospectus supplement, which supplements the discussion under the heading “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus.

RISK FACTORS

Any investment in our Series A Preferred Shares involves a high degree of risk. You should carefully consider the risks described below, and all of the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Information” in this prospectus supplement.

Risks Related to Our Business and Properties

Real estate investments are inherently risky, which could materially adversely affect our results of operations and cash flow.

Real estate investments are subject to varying degrees of risk. If we acquire or develop properties and they do not generate sufficient operating cash flow to meet operating expenses, including debt service, capital expenditures and tenant improvements, our results of operations, cash flow and ability to make distributions to our security holders will be materially adversely affected. Income from properties may be adversely affected by, among other things,:

•	downturns in the national, regional and local economic conditions (particularly in the greater Washington, D.C. region, where our properties are located);

•	declines in the financial condition of our tenants (including tenant bankruptcies) and our ability to collect rents from our tenants;

•	decreases in rent and/or occupancy rates due to competition, oversupply or other factors;

•	increases in operating costs such as real estate taxes, insurance premiums, site maintenance (including snow removal costs, which have been higher in recent years) and utilities;

•	vacancies and the need to periodically repair, renovate and re-lease space, or significant capital expenditures;

•	reduced capital investment in or demand for real estate in the future;

•	costs of remediation and liabilities associated with environmental conditions and laws;

•	terrorist acts or acts of war, which may result in uninsured or underinsured losses;

•	decreases in the underlying value of our real estate;

•	changes in interest rates and the availability of financing; and

•	changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

We significantly increased the size of our portfolio in 2010 and 2011 and may continue to meaningfully grow our portfolio, and newly developed and acquired properties may initially be dilutive and/or may not produce the returns that we expect, which could materially adversely affect our results of operations and growth prospects.

In 2010 and 2011, we focused our efforts on the acquisition, development and redevelopment of business parks and industrial and office properties, and we significantly increased the size of our portfolio. We intend to continue to acquire and develop additional business park and industrial and office properties, and the size of our portfolio could meaningfully increase even further. These acquisitions may be initially dilutive to our net income. In deciding whether to acquire or develop a particular property, we make assumptions regarding the expected future performance of that property. In particular, we estimate the return on our investment based on expected occupancy and rental rates, as well as expected development costs and leasing costs. We have acquired, and may continue to acquire, properties not fully leased, and the cash flow from existing operations may be insufficient to pay the operating expenses and debt service associated with that property until the property is more fully leased at favorable rental rates. Moreover, operating expenses related to acquired properties may be greater than anticipated, particularly if we provide tenant improvements or other concessions or additional services in order to maintain or attract new tenants. If our estimated return on investment for the property proves to be inaccurate and the property is unable to achieve the expected occupancy and rental rates, it may fail to perform as we expected in originally analyzing the investment (including, without limitation, as a result of tenant bankruptcies, increased tenant improvements and other concessions, our inability to collect rents and higher than anticipated operating costs), thereby having a material adverse effect on our results of operations. This risk may be particularly pronounced for properties placed into development or acquired shortly before the recent economic downturn, where we estimated occupancy and rental rates without the benefit of knowing how those assumptions might be impacted by the changing economic conditions that followed.

In addition, when we acquire certain properties that are significantly under-leased, we often plan to reposition or redevelop them with the goal of increasing profitability. Our estimate of the costs of repositioning or redeveloping such properties may prove to be inaccurate, which may result in our failure to meet our profitability goals. Moreover, we may be unsuccessful in leasing up such properties after repositioning or redeveloping them and if one or more of these new properties do not perform as expected, our results of operations may be materially adversely affected.

Our business strategy contemplates expansion through acquisitions and we may not be able to adapt our management and operational systems (including leasing and property management) to successfully integrate new properties into our portfolio without unanticipated disruption or expense, which could have a material adverse effect on our results of operations and financial condition.

Our business strategy contemplates expansion through acquisitions, and we significantly increased the size of our portfolio in 2010 and 2011. The size of our portfolio could meaningfully increase further as we execute our business plan. As we increase the size of our portfolio, we cannot assure you that we will be able to adapt our management, administrative, accounting and operational systems, or hire and retain sufficient operational staff to integrate new properties into our portfolio or manage any future acquisitions of properties without operating disruptions or unanticipated costs. In particular, because we began acquiring large, multi-tenant office properties in 2010 and 2011, we cannot assure you that our leasing and property management functions will successfully and efficiently lease and operate such properties. Our acquisitions of properties will generate additional operating expenses that we will be required to pay. Our past growth has required, and our growth will continue to require, increased investment in management personnel, professional fees, other personnel, financial and management systems and controls and facilities, which could cause our operating margins to decline from historical levels, especially in the absence of revenue growth. As we acquire additional properties, we will be subject to risks associated with managing new properties, including tenant retention and mortgage default. Our failure to successfully integrate acquisitions into our portfolio and manage our growth could have a material adverse effect on our results of operations and financial condition.

We have limited experience in owning, developing and operating large, multi-tenant office properties, particularly in downtown Washington, D.C., which could have a material adverse effect on our results of operations.

During 2010, we acquired four multi-story office buildings, including one through an unconsolidated joint venture, located in downtown Washington, D.C. comprising approximately 0.5 million square feet of gross leasable area. In 2011, we acquired three additional properties in downtown Washington, D.C., including two properties that we plan to develop into multi-story office buildings, one of which is owned by an unconsolidated joint venture, in which, we have a 95% interest. These office properties have (or are expected to have, in the case of the two redevelopments) the capacity to support multiple tenants. Prior to 2010, our portfolio was comprised principally of business parks and industrial properties and smaller office properties located outside of downtown Washington, D.C. We have limited experience in owning, developing, leasing and operating large, multi-tenant office properties that require, among other things, additional leasing and property management capability. We cannot assure you that management’s past experience will be sufficient to successfully own, develop, lease, manage and operate such office properties (or additional office properties that we may acquire in the future), particularly in the downtown Washington, D.C. market where we have limited operating experience, the failure of which could have a material adverse effect on our results of operations.

We have identified a material weakness in our internal control over financial reporting. If we are unable to remedy this weakness, it could result in the failure to comply with our financial covenants, which could materially adversely affect our liquidity and financial condition, and investors could lose confidence in our reported financial information, which could adversely affect the perception of our business and the market price of our securities.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. In connection with the preparation of our Annual Report on Form 10-K for the year ended December 31, 2011, management identified a material weakness in our internal control over financial reporting as of December 31, 2011 relating to our monitoring and oversight of compliance with financial covenants under our debt agreements, as more fully described under “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” and “Item 9A – Controls and Procedures” in our Annual Report on Form 10-K for the year ended December 31, 2011. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. As a result of this material weakness, management has determined that our internal control over financial reporting as of December 31, 2011 was not effective. Furthermore, as a result of the material weakness described above, management also concluded that our disclosure controls and procedures were not effective as of December 31, 2011.

This material weakness, or difficulties encountered in implementing new or improved controls or other remedial steps, could prevent us from accurately monitoring and overseeing compliance with our financial covenants. The failure to maintain compliance with our financial covenants could have a material adverse effect on our liquidity and financial condition. See “Risk Factors – Risks Related to Our Business and Properties – Covenants in our debt agreements could adversely affect our liquidity and financial condition.” Furthermore, the material weakness, or difficulties encountered in implementing new or improved controls or other remedial steps, could prevent us from accurately reporting our results of operations, result in material misstatements in our financial statements or cause us to fail to meet our reporting obligations. This could prevent or inhibit our ability to access third party sources of capital and could cause investors to lose confidence in our reported financial information, thereby adversely affecting the perception of our business and the market price of our securities. We cannot be certain that any remedial measures we have begun taking or intend to take will adequately remediate the weakness and will ensure that we maintain adequate controls over our financial processes and reporting in the future and, accordingly, additional material weaknesses may occur in the future.

Covenants in our debt agreements could adversely affect our liquidity and financial condition.

Our unsecured revolving credit facility, unsecured term loan, secured term loan and senior notes contain certain and varying restrictions on the amount of debt we are allowed to incur and other restrictions and requirements on our operations (including, among other things, requirements to maintain specified coverage ratios and other financial covenants, and limitations on our ability to make distributions, enter into joint ventures, develop properties and engage in certain business combination transactions). These restrictions, particularly if we are at or near the required ratios or thresholds, could prevent or inhibit our ability to make distributions to our shareholders and to pursue some business initiatives or effect certain transactions that may otherwise be beneficial to our company, which could adversely affect our financial condition and results of operations. Although we were in compliance with all of the financial and operating covenants of our outstanding debt agreements as of December 31, 2011, we were near the required ratios or thresholds for certain of the covenants, including the consolidated debt yield and distribution payout ratio under the senior notes, the unencumbered pool leverage ratio of the revolving credit facility and unsecured term loan, and the maximum consolidated total indebtedness under the revolving credit facility, unsecured term loan, secured term loan and senior notes. See “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” in our Annual Report on Form 10-K for the year ended December 31, 2011. The consolidated debt yield covenant under our senior notes is currently being impacted by three significant factors—vacancy in certain of our operating properties and related tenant improvement costs incurred in connection with the lease up those properties, the impact of acquisition costs and our overall leverage levels. The impact of acquisition costs is unique to the calculation of the consolidated debt yield covenant in our senior notes. Therefore, as a result of the stress on the consolidated debt yield covenant, we may be limited in our ability to pursue additional developments, redevelopments or acquisitions that may not be initially accretive to our results of operations but would otherwise be in the best interests of our shareholders. Our dividend payout ratio covenant under the senior notes also is currently impacted by, among other things, impairment charges, which reduce FFO solely for purposes of this covenant calculation. As such, we may be required to limit or restrict our ability to sell underperforming properties in our portfolio, which may otherwise be in the best interests of our shareholders, and/or curtail our distributions to common shareholders if we otherwise determine that our dividend payout ratio would be adversely impacted. In addition, as a result of the stress on these covenants, our ability to draw on our revolving credit facility or incur other additional debt may be limited, and we may be forced to raise additional equity to repay the senior notes or other debt.

Moreover, our continued ability to borrow under our revolving credit facility is subject to compliance with financial and operating covenants and our failure to comply with such covenants could cause a default under the credit facility. As noted above, we were near the required ratios or thresholds for certain of the financial covenants in our debt agreements as of December 31, 2011, and we can provide no assurance that we will be able to continue to comply with these covenants in future periods. In addition, we had a disagreement with the holders of our senior notes regarding the appropriate calculation of the consolidated debt yield and the dividend payout ratio covenants under the senior notes. Although we are in compliance with these covenants under the noteholders’ interpretation, we can provide no assurance that the noteholders will not seek to declare an event of default and accelerate maturity of the senior notes. Our debt agreements also contain cross-default provisions that would be triggered if we are in default under other loans in in excess of certain amounts. For example, an event of default under our senior notes would create an event of default under our other senior debt instruments. In the event of a default, the lenders could accelerate the timing of payments under the debt obligations and we may be required to repay such debt with capital from other sources, which may not be available to us on attractive terms, or at all, which would have a material adverse effect on our liquidity, financial condition, results of operations and ability to make distributions to our shareholders.

We may not be able to access adequate cash to fund our business or growth strategy, which could have a material adverse effect on our results of operations, financial condition and cash flow.

Our business requires access to adequate cash to finance our operations, distributions, capital expenditures, debt service obligations, development and redevelopment costs and property acquisition costs, if any, and to refinance or repay maturing debt. We may not be able to generate sufficient cash to fund our business, particularly if we are unable to renew leases, lease vacant space or re-lease space as leases expire according to expectations. This risk may be even more pronounced given the ongoing challenging economic environment.

Moreover, we rely on third-party sources to fund our capital needs. We may not be able to obtain the financing on favorable terms, in the time period we desire, or at all. Our access to third-party sources of capital depends, in part, on:

•	general market conditions;

•	the market’s view of the quality of our assets;

•	the market’s perception of our growth potential;

•	our current debt levels;

•	our current and expected future earnings;

•	our cash flow and cash distributions; and

•	the market price per share of our common stock.

If we cannot obtain capital from third-party sources, we may not be able to acquire or develop properties when strategic opportunities exist, satisfy our principal and interest obligations or make the distributions to our shareholders.

In addition, our access to funds under our revolving credit facility depends on the ability of the lenders that are parties to such facility to meet their funding commitment to us. We cannot assure you that continuing long-term disruptions in the global economy and the continuation of tighter credit conditions among, and potential failures of, third party financial institutions as a result of such disruptions, will not have an adverse effect on our lenders. If our lenders are not able to meet their funding commitment to us, our business, results of operation, cash flow and financial condition could be materially adversely affected.

Our debt level may have a negative impact on our results of operations, financial condition, cash flow and our ability to pursue growth through acquisitions and development projects.

As of December 31, 2011, we had approximately $945.0 million of outstanding indebtednesses, consisting principally of our mortgage debt, senior unsecured notes, term loans and amounts outstanding under our credit facility. In connection with our acquisition and development activity, we significantly increased our debt in 2010 and 2011. We will incur additional indebtedness in the future in connection with, among other things, our acquisition, development and operating activities.

Our use of debt financing creates risks, including risks that:

•	our cash flow will be insufficient to make required payments of principal and interest;

•	we will be unable to refinance some or all of our indebtedness or that any refinancing will not be on terms as favorable as those of the existing indebtedness;

•	required debt payments will not be reduced if the economic performance of any property declines;

•	debt service obligations will reduce funds available for distribution to our security holders and funds available for acquisitions, development and redevelopment;

•	most of our secured debt obligations require the lender to be made whole to the extent we decide to pay off the debt prior to the maturity date; and

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any default on our indebtedness, including as a result of a failure to maintain certain financial and operating covenants in our credit facility, unsecured term loan and senior notes, could result in acceleration of those obligations and possible loss of property to foreclosure.

If the economic performance of any of our properties declines, our ability to make debt service payments would be adversely affected. If a property is mortgaged to secure payment of indebtedness and we are unable to meet mortgage payments, we may lose that property to lender foreclosure with a resulting loss of income and asset value.

Our leverage levels may make it difficult to obtain additional financing based on our current portfolio or to refinance existing debt on favorable terms or at all. Failure to obtain additional financing could impede our ability to grow and develop our business through, among other things, acquisitions and developments, and a failure to refinance our existing debt as it matures could have a material adverse effect on our financial condition, liquidity and ability to make distributions to our shareholders. Our leverage levels also could make us more vulnerable to a downturn in business or the economy generally and may adversely affect the market price of our securities if an investment in our Company is perceived to be more risky than an investment in our peers.

If recent adverse global market and economic conditions worsen or do not fully recover, our business, results of operations, cash flow and financial condition may be materially adversely affected.

Overall financial market and economic conditions have been challenging in recent years, beginning with the credit crisis and recession that began in 2008. Challenging economic conditions persisted throughout 2011, including a worsening European sovereign debt crisis and volatility in the debt and equity markets, and have continued to some degree into 2012. These conditions, which could continue or worsen, combined with the ongoing difficult financial conditions still being faced by numerous financial institutions, high unemployment and residential and commercial real estate markets that have been slow to recover, among other things, have contributed to ongoing market volatility and uncertain expectations for the U.S. and other economies.

As a result of these conditions, the cost and availability of credit has been and may continue to be adversely affected in the markets in which we own properties and we and our tenants conduct operations. Concern about the stability of the markets generally and the strength of numerous financial institutions specifically has led many lenders and institutional investors to reduce, and in some cases, cease, to provide funding to borrowers, which may adversely affect our liquidity and financial condition, and the liquidity and financial condition of our tenants and our lenders. If these conditions do not fully recover, they may limit our ability, and the ability of our tenants, to replace or renew maturing liabilities on a timely basis, access the capital markets to meet liquidity and capital expenditure requirements and may result in material adverse effects on our and our tenants’ financial condition and results of operations. In particular, if our tenants’ businesses or ability to obtain financing deteriorates further, they may be unable to pay rent to us, which could have a material adverse effect on our cash flow.

We cannot predict the duration or severity of the current economic challenges, and if these conditions worsen or do not fully recover, our business, results of operations, cash flow and financial condition may be materially adversely affected.

Acquired properties may expose us to unknown liabilities.

We may acquire properties subject to liabilities and without any recourse, or with only limited recourse, against the prior owners or other third parties with respect to unknown liabilities. As a result, if a liability were asserted against us based upon ownership of those properties, we might have to pay substantial sums to settle or contest it, which could adversely affect our results of operations and cash flow. Unknown liabilities with respect to acquired properties might include:

•	liabilities for clean-up of undisclosed or undiscovered environmental contamination;

•	claims by tenants, vendors or other persons against the former owners of the properties;

•	liabilities incurred in the ordinary course of business; and

•	claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

We compete with other parties for tenants and property acquisitions.

Our business strategy contemplates expansion through acquisitions. The commercial real estate industry is highly competitive, and we compete with substantially larger companies, including substantially larger REITs and institutional investment funds, for the acquisition, development and leasing of properties. As a result, we may not be able or have the opportunity to make suitable investments on favorable terms in the future, which may impede our growth and have a material adverse effect on our results of operations. In addition, competition for acquisitions may significantly increase the purchase price and/or require us to, among other things, make concessions to sellers and/or agree to higher non-refundable deposits, which could require us to agree to acquisition terms less favorable to us.

We also face significant competition for tenants in our properties from owners and operators of business park and industrial and office properties that may be more willing to make space available to prospective tenants at lower prices and with greater tenant improvements and other concessions than comparable spaces in our properties, especially in difficult economic times. Thus, competition could negatively affect our ability to attract and retain tenants and may reduce the rents we are able to charge and increase the tenant improvements and other concessions that we offer, which could materially and adversely affect our results of operations.

We are subject to the credit risk of our tenants, which may declare bankruptcy or otherwise fail to make lease payments, which could have a material adverse effect on our results of operations and cash flow.

We are subject to the credit risk of our tenants. We cannot assure you that our tenants will not default on their leases and fail to make rental payments to us. In particular, the recent global recession and disruptions in the financial and credit markets, local economic conditions and other factors affecting the industries in which our tenants operate may affect our tenants’ ability to obtain financing to operate their businesses or continue to profitability execute their business plans. This, in turn, may cause our tenants to be unable to meet their financial obligations, including making rental payments to us, which may result in their bankruptcy or insolvency. A tenant in bankruptcy may be able to restrict our ability to collect unpaid rent and interest during the bankruptcy proceeding and may reject the lease. In the event of the tenant’s breach of its obligations to us or its rejection of the lease in bankruptcy proceedings, we may be unable to locate a replacement tenant in a timely manner or on comparable or better terms. The loss of rental revenues from any of our larger tenants, a number of our smaller tenants or any combination thereof, combined with our inability to replace such tenants on a timely basis may materially adversely affect our results of operations and cash flow.

A majority of our tenants hold leases covering less than 10,000 square feet. Many of these tenants are small companies with nominal net worth, and therefore may be challenged in operating their businesses during economic downturns. In addition, certain of our properties are, and may be in the future be, substantially leased to a single tenant and, therefore, such property’s operating performance and our ability to service the property’s debt is particularly exposed to the economic condition of the tenant. The loss of rental revenues from any of our larger tenants or a number of our smaller tenants may materially adversely affect our results of operations and cash flow.

Loss of the U.S. Government as a tenant could have a material adverse effect on our results of operations and cash flow, and could cause an impairment of the value of some of our properties.

The U.S. Government accounted for 10% of our total annualized rental revenue as of December 31, 2011, and the U.S. Government combined with government contractors accounted for over 25% of our total annualized base rent as of December 31, 2011. A significant reduction in federal government spending could affect the ability of these tenants to fulfill lease obligations or decrease the likelihood that they will renew their leases with us. Further, economic conditions in the greater Washington, D.C. region, particularly the Washington, D.C. metropolitan area, are significantly dependent upon the level of federal government spending in the region, and uncertainty regarding the potential for future reduction in government spending could also decrease or delay leasing activity from the U.S. Government and government contractors. Moreover, the Budget Control Act passed in 2011, which imposed caps on the federal budget in order to achieve targeted spending levels over the 2013-2021 fiscal years, has fueled further uncertainty regarding future government spending reductions. In the event of a significant reduction in federal government spending, there could be negative economic changes in our region which could adversely impact the ability of our tenants to perform their financial obligations under our leases or the likelihood of their lease renewal. In addition, some of our leases with the U.S. Government are for relatively short terms or provide for early termination rights, including termination for convenience or in the event of a budget shortfall. Further, on July 31, 2003, the United States Department of Defense issued the Unified Facilities Criteria (the “UFC”), which establish minimum antiterrorism standards for the design and construction of new and existing buildings leased by the departments and agencies of the Department of Defense. The loss of the federal government as a tenant resulting from reductions in federal government spending, exercise of the government’s contractual termination rights, our inability to comply with the UFC standards or for any other reason would have a material adverse effect on our results of operations and could cause the value of our affected properties to be impaired. A reduction or elimination of rent from the U.S. Government or other significant tenants would also materially reduce our cash flow and adversely affect our ability to make distributions to our security holders.

We may be unable to renew expiring leases or re-lease vacant space on a timely basis or on attractive terms, which could have a material adverse effect on our results of operations and cash flow.

Approximately 9%, 14% and 12% of our annualized base rent is scheduled to expire in 2012, 2013 and 2014, respectively, excluding month-to-month leases. Current tenants may not renew their leases upon the expiration of their terms. Alternatively, current tenants may attempt to terminate their leases prior to the expiration of their current terms. For example, as discussed in the risk factor above, our leases with the U.S. Government include favorable tenant termination provisions. If non-renewals or terminations occur, we may not be able to locate qualified replacement tenants and, as a result, we could lose a significant source of revenue while remaining responsible for the payment of our financial obligations. Moreover, the terms of a renewal or new lease, including the amount of rent, may be less favorable to us than the current lease terms, or we may be forced to provide tenant improvements at our expense or provide other concessions or additional services to maintain or attract tenants. Any of these factors could cause a decline in lease revenue or an increase in operating expenses, which would have a material adverse effect on our results of operations and cash flow.

Our variable rate debt subjects us to interest rate risk.

We have an unsecured revolving credit facility, a $225.0 million unsecured term loan, which was expanded to $300.0 million in February 2012, and a $30.0 million secured term loan, of which $10.0 million was paid in January 2012, and certain other debt, some of which is unhedged, that bears interest at a variable rate, and we may incur additional variable rate debt in the future. As of December 31, 2011, we had $438.0 million of variable rate debt, of which, $200 million was hedged through interest rate swap agreements. Increases in interest rates on variable rate debt would increase our interest expense, if not hedged effectively or at all, which would adversely affect net earnings and cash available for payment of our debt obligations and distributions to our security holders. For example, if market rates of interest on our variable rate debt outstanding as of December 31, 2011 increased by 1%, or 100 basis points, the increase in interest expense on our existing variable rate debt would decrease future earnings and cash flow by approximately $2.4 million annually.

We have and may continue to engage in hedging transactions, which can limit our gains and increase exposure to losses.

We have and may continue to enter into hedging transactions to attempt to protect us from the effects of interest rate fluctuations on floating rate debt, or in some cases, prior to a proposed debt issuance. Our hedging transactions may include interest rate swap agreements or interest rate cap or floor agreements, or other interest rate exchange contracts. Hedging activities may not have the desired beneficial impact on our results of operations or financial condition. No hedging activity can completely insulate us from the risks associated with changes in interest rates. Moreover, interest rate hedging could fail to protect us and could adversely affect us because, among other things:

•	available interest rate hedging may not correspond directly with the interest rate risk for which we seek protection;

•	the duration of the hedge may not match the duration of the related liability;

•	the party owing money in the hedging transaction may default on its obligation to pay;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

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the value of derivatives used for hedging may be adjusted from time to time in accordance with accounting rules to reflect changes in fair value. Such downward adjustments, or “mark-to-market losses,” would reduce our equity.

Hedging involves risk and typically involves costs, including transaction costs that may reduce our overall returns on our investments. These costs increase as the period covered by the hedging increases and during periods of rising and volatile interest rates. These costs will also limit the amount of cash available for distribution to shareholders. We generally intend to hedge as much of the interest rate risk as management determines is in our best interests given the cost of such hedging transactions. REIT qualification rules may limit our ability to enter into hedging transactions by, among other things, requiring us to limit our income from hedges. If we are unable to hedge effectively because of the REIT rules, we will face greater interest rate exposure.

All of our properties are located in the greater Washington D.C. region, making us vulnerable to changes in economic, regulatory or other conditions in that region that could have a material adverse effect on our results of operations.

All of our properties are located in the greater Washington D.C. region, exposing us to greater risks than if we owned properties in multiple geographic regions. Economic conditions in the greater Washington D.C. region may significantly affect the occupancy and rental rates of our properties. A decline in occupancy and rental rates, in turn, may significantly affect our profitability and our ability to satisfy our financial obligations. There can be no assurance that these markets will continue to grow or that favorable economic conditions will exist. Further, the economic condition of the region may also depend on one or more industries and, therefore, an economic downturn in one of these industry sectors may adversely affect our performance. For example, the U.S. Government, which has a large presence in our markets, accounted for 10% of our total annualized base rent as of December 31, 2011, and the U.S. Government combined with government contractors accounted for over 25% of our total annualized base rent as of December 31, 2011. We are therefore directly affected by decreases in federal government spending (either directly through the potential loss of a U.S. Government tenant or indirectly if the businesses of tenants that contract with the U.S. Government are negatively impacted). In addition to economic conditions, we may also be subject to changes in the region’s regulatory environment (such as increases in real estate and other taxes, costs of complying with government regulations or increased regulation and other factors) or other adverse conditions or events (such as natural disasters). Thus, adverse developments and/or conditions in the greater Washington D.C. region could reduce demand for space, impact the credit-worthiness of our tenants or force our tenants to curtail operations, which could impair their ability to meet their rent obligations to us and, accordingly, could have a material adverse effect on our results of operations.

Development and construction risks could materially adversely affect our results of operations and growth prospects.

Our renovation, redevelopment, development and related construction activities may subject us to the following risks:

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we may be unable to obtain, or suffer delays in obtaining, necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations, which could result in increased costs or our abandonment of these projects;

•	we may incur construction costs for a property that exceeds our original estimates due to increased costs for materials or labor or other costs that we did not anticipate;

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we may not be able to obtain financing on favorable terms, if at all, especially with respect to large scale developments and redevelopments such as 440 First Street, NW, 1005 First Street, NE, and 1200 17th Street, NW, which may render us unable to proceed with our development activities; and

•	we may be unable to complete construction and lease-up of a property on schedule, which could result in increased debt service expense or construction costs.

Additionally, the time frame required for development, construction and lease-up of these properties means that we may have to wait years for a significant cash return. Because we are required to make cash distributions to our shareholders, if the cash flow from operations or refinancing is not sufficient, we may be forced to borrow additional money to fund such distributions. Any of these conditions could materially adversely affect our results of operations and growth prospects.

Failure to succeed in new markets may limit our growth and/or have a material adverse effect on our results of operations.

We may make selected acquisitions outside our current geographic market from time to time as appropriate opportunities arise. Our historical experience is in the greater Washington D.C. region, and we may not be able to operate successfully in other market areas where we have limited or no experience. We may be exposed to a variety of risks if we choose to enter new markets. These risks include, among others:

•	a lack of market knowledge and understanding of the local economies;

•	an inability to identify promising acquisition or development opportunities;

•	an inability to identify and cultivate relationships that, similar to our relationships in the greater Washington D.C. region, are important to successfully effecting our business plan;

•	an inability to employ construction trades people; and

•	a lack of familiarity with local government and permitting procedures.

Any of these factors could adversely affect the profitability of projects outside our current markets and limit the success of our acquisition and development strategy. If our acquisition and development strategy is negatively affected, our growth may be impeded and our results of operations materially adversely affected.

In addition, during 2010 and 2011 we entered the downtown Washington, D.C. market in connection with our acquisition of seven downtown Washington, D.C. real estate assets, owned through direct or indirect interests. See “We have limited experience in owning, developing and operating large, multi-tenant office properties, particularly in downtown Washington, D.C., which could have a material adverse effect on our results of operations,” above.

We have limited experience in engaging in lending activities, which could have a material adverse effect on our results of operations.

In 2010 and 2011, we structured separate investments in two Washington, D.C. office properties in the form of loans to the owners of the property: a $25.0 million loan that bears interest at a rate of 12.5% per annum, is interest only and matures on April 1, 2017; and a $30.0 million loan that bears interest at a rate of 9.0% per annum, is interest only and matures on May 1, 2016. Each loan is secured by a portion of the owners’ interest in the respective property and is effectively subordinate to a senior mortgage loan on the property. We may engage in additional lending activities in the future, including mezzanine financing activities. These types of loans involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property, because the loan may become unsecured as a result of foreclosure by the senior lender. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements between the holder of the mortgage loan and us, as the mezzanine lender, may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies and control decisions made in bankruptcy proceedings relating to borrowers. As a result, we may not recover some or all of our investment, which could result in losses. In addition, even if we are able to foreclose on the underlying collateral following a default on a mezzanine loan, we would be substituted for the defaulting borrower and, to the extent income generated on the underlying property is insufficient to meet outstanding debt obligations on the property, may need to commit substantial additional capital to stabilize the property and prevent additional defaults to lenders with existing liens on the property. Significant losses related to mezzanine loans could have a material adverse effect on our results of operations and our ability to make distributions to our shareholders.

Under some of our leases, tenants have the right to terminate prior to the scheduled expiration of the lease, which could have a material adverse effect on our results of operations and cash flow.

Some of our leases for our current properties provide tenants with the right to terminate prior to the scheduled expiration of the lease. If a tenant terminates its lease with us prior to the expiration of the term, we may be unable to re-lease that space on as favorable terms, or at all, which could materially adversely affect our results of operations, cash flow and our ability to make distributions to our security holders.

Property owned through joint ventures, or in limited liability companies and partnerships in which we are not the sole equity holder, may limit our ability to act exclusively in our interests.

We have, and may in the future, make investments through partnerships, limited liability companies or joint ventures, some of which may be significant in size. In particular, during 2010 and 2011, we entered a number of joint ventures in connection with our acquisition and development of various real estate assets. Partnership, limited liability company or joint venture investments may involve various risks, including the following:

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our partners, co-members or joint ventures might become bankrupt (in which event we and any other remaining general partners or joint ventures would generally remain liable for the liabilities of the partnership or joint venture);

•	our partners, co-members or joint ventures might at any time have economic or other business interests or goals that are inconsistent with our business interests or goals;

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our partners, co-members or joint ventures may be in a position to take action contrary to our instructions, requests, policies, or objectives, including our current policy with respect to maintaining our qualification as a real estate investment trust; and

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agreements governing joint ventures, limited liability companies and partnerships often contain restrictions on the transfer of a joint venture’s, member’s or partner’s interest or “buy-sell” or other provisions that may result in a purchase or sale of the interest at a disadvantageous time or on disadvantageous terms.

The occurrence of one or more of the events described above could adversely affect our financial condition, results of operations, cash flow and ability to make distributions with respect to, and the market price of, our securities.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and have a material adverse effect on our results of operations, financial condition and cash flow.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties in our portfolio in response to adverse changes in the performance of such properties may be limited. The real estate market is affected by many factors that are beyond our control, including:

•	adverse changes in national and local economic and market conditions;

•	changes in interest rates and in the availability, cost and terms of debt financing;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and costs of compliance with laws and regulations, fiscal policies and ordinances;

•	the ongoing need for capital improvements, particularly in older buildings;

•	changes in operating expenses; and

•	civil unrest, acts of war and natural disasters, including earthquakes and floods, which may result in uninsured and underinsured losses.

We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, the REIT rules governing property sales and agreements that we may enter into with joint venture partners or contributors to our operating partnership not to sell certain properties for a period of time may interfere with our ability to dispose of properties on a timely basis without incurring significant additional costs.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We may also acquire properties that are subject to a mortgage loan that may limit our ability to sell the properties prior to the loan’s maturity. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could have a material adverse effect on our results of operations, financial condition, cash flow as well as our ability to make distributions to our security holders.

Liabilities under environmental laws for contamination may have a material adverse effect on our results of operations, financial condition and cash flow.

Our operating expenses could be higher than anticipated due to liability created under, existing or future federal, state, or local environmental laws and regulations for contamination. An owner or operator of real property can face strict, joint and several liability for environmental contamination created by the presence or discharge of hazardous substances, including petroleum-based products at, on, under or from the property. Similarly, a former owner or operator of real property can face the same liability for the disposal of hazardous substances that occurred during the time of ownership or operation. We may face liability regardless of:

•	our lack of knowledge of the contamination;

•	the extent of the contamination;

•	the timing of the release of the contamination; or

•	whether or not we caused the contamination.

Environmental liability for contamination may include the following, without limitation: investigation and feasibility study costs, remediation costs, litigation costs, oversight costs, monitoring costs, institutional control costs, penalties from state and federal agencies, and third-party claims. Moreover, operations on-site may be required to be suspended until certain environmental contamination is remediated and/or permits are received and environmental laws can impose permanent restrictions on the manner in which a property may be used depending on the extent and nature of the contamination. This may result in a default of the terms of the lease entered into with our tenants. Environmental laws also may create liens on contaminated sites in favor of the government for damages and costs it incurs to address such contamination. In addition, the presence of hazardous substances at, on, under or from a property may adversely affect our ability to sell the property or borrow using the property as collateral, thus harming our financial condition.

There may be environmental liabilities associated with our properties of which we are unaware. For example, some of our properties contain, or may have contained in the past, underground tanks for the storage of hazardous substances, petroleum-based or waste products, or some of our properties have been used, or may have been used, historically to conduct industrial operations, and any of these circumstances could create a potential for release of hazardous substances.

Non-compliance with environmental laws at our properties may have a material adverse effect on our results of operations, financial condition and cash flow.

Our properties are subject to various federal, state, and local environmental laws. Non-compliance with these environmental laws could subject us or our tenants to liability and changes in these laws could increase the potential costs of compliance or increase liability for noncompliance. Although our leases generally require our tenants to operate in compliance with all applicable laws and to indemnify us against any environmental liabilities arising from a tenant’s activities on the property, we could nonetheless be subject to strict liability by virtue of our ownership interest for environmental liabilities created by our tenants, and we cannot be sure that our tenants would satisfy their indemnification obligations under the applicable sales agreement or lease. Moreover, these environmental liabilities could affect our tenants’ ability to make rental payments to us. Non-compliance with environmental laws at our properties could have a material adverse effect on our results of operations, financial condition, cash flow and our ability to make distributions to our security holders.

Liabilities arising from the presence of hazardous building materials at our properties may have a material adverse effect on our results of operations, financial condition and cash flow.

As the owner or operator of real property, we may also incur liability based on various building conditions. For example, buildings and other structures on properties that we currently own or operate or those we acquire or operate in the future contain, may contain, or may have contained, asbestos-containing material, or ACM. Environmental, health and safety laws require that ACM be properly managed and maintained and may impose fines or penalties on owners, operators or employers for non-compliance with those requirements. These requirements include special precautions, such as removal, abatement or air monitoring, if ACM would be disturbed during maintenance, renovation or demolition of a building, potentially resulting in substantial costs. In addition, we may be subject to liability for personal injury or property damage sustained as a result of exposure to ACM or releases of ACM into the environment.

The Company’s properties may contain or develop harmful mold or suffer from other indoor air quality issues, which could lead to liability for adverse health effects, property damage, or remediation costs.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Indoor air quality issues can also stem from inadequate ventilation, chemical contamination from indoor or outdoor sources, and other biological contaminants such as pollen, viruses, and bacteria. Concern about indoor exposure to airborne toxins or irritants, including mold, has been increasing as exposure to these airborne contaminants have been alleged to cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold or other airborne contaminants at any of our properties could require us to undertake a costly remediation program to contain or remove the mold or other airborne contaminants from the affected property or to increase ventilation. In addition, the presence of significant mold or other airborne contaminants could expose us to liability from our tenants, employees of our tenants, and others if property damage or health concerns arise.

Compliance with the Americans with Disabilities Act and fire, safety and other regulations may require us to make unintended expenditures that materially adversely impact our cash flow.

All of our properties are required to comply with the Americans with Disabilities Act, or the ADA. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities,” but generally requires that buildings be made accessible to people with disabilities. Compliance with the ADA requirements could require removal of access barriers and non-compliance could result in the imposition of fines by the U.S. Government or an award of damages to private litigants, or both. While the tenants to whom we lease properties are obligated by law to comply with the ADA provisions, and typically under our leases are obligated to cover costs associated with compliance, if required changes involve greater expenditures than anticipated, or if the changes must be made on a more accelerated basis than anticipated, the ability of these tenants to cover costs could be adversely affected and we could be required to expend our own funds to comply with the provisions of the ADA, which could adversely affect our results of operations and financial condition and our ability to make distributions to security holders. In addition, we are required to operate our properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to our properties. We may be required to make substantial capital expenditures to comply with those requirements and these expenditures could have a material adverse effect on our cash flow and ability to make distributions to our security holders.

An uninsured loss or a loss that exceeds the policies on our properties could have a material adverse effect on our results of operations, financial condition and cash flow.

Under the terms and conditions of most of the leases currently in force on our properties our tenants generally are required to indemnify and hold us harmless from liabilities resulting from injury to persons, air, water, land or property, on or off the premises, due to activities conducted on the properties, except for claims arising from the negligence or intentional misconduct of us or our agents. Additionally, tenants are generally required, at the tenant’s expense, to obtain and keep in full force during the term of the lease, liability and full replacement value property damage insurance policies. However, our largest tenant, the federal government, is not required to maintain property insurance at all. We have obtained comprehensive liability, casualty, earthquake, flood and rental loss insurance policies on our properties. All of these policies may, depending on the nature of the loss, involve substantial deductibles and certain exclusions. In addition, we cannot assure you that our tenants will properly maintain their insurance policies or have the ability to pay the deductibles. Should a loss occur that is uninsured or in an amount exceeding the combined aggregate limits for the policies noted above, or in the event of a loss that is subject to a substantial deductible under an insurance policy, we could lose all or part of our capital invested in, and anticipated revenue from, one or more of the properties, which could have a material adverse effect on our results of operations, financial condition, cash flow and our ability to make distributions to our security holders.

Terrorist attacks and other acts of violence or war may affect any market on which our securities trade, the markets in which we operate, our business and our results of operations.

Terrorist attacks may negatively affect our business and our results of operations. These attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. In particular, we may be directly exposed in Washington, D.C., a large metropolitan area that has been, or may be in the future, a target of actual or threatened terrorism attacks.

The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, certain losses resulting from these types of events are uninsurable and others would not be covered by our current terrorism insurance. Additional terrorism insurance may not be available at a reasonable price or at all. If the properties in which we invest are unable to obtain sufficient and affordable insurance coverage, the value of those investments could decline, and in the event of an uninsured loss, we could lose all or a portion of an investment.

The United States may enter into armed conflicts in the future. The consequences of any armed conflicts are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business.

Any of these events could result in increased volatility in or damage to the United States and worldwide financial markets and economy. They also could result in a continuation of the current economic uncertainty in the United States or abroad. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to make distributions to our security holders, and may adversely affect and/or result in volatility in the market price for our securities.

We face risks associated with our tenants being designated “Prohibited Persons” by the Office of Foreign Assets Control.

Pursuant to Executive Order 13224 and other laws, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or OFAC, maintains a list of persons designated as terrorists or who are otherwise blocked or banned, or Prohibited Persons. OFAC regulations and other laws prohibit conducting business or engaging in transactions with Prohibited Persons. Certain of our loan and other agreements may require us to comply with these OFAC requirements. If a tenant or other party with whom we contract is placed on the OFAC list, we may be required by the OFAC requirements to terminate the lease or other agreement. Any such termination could result in a loss of revenue or a damage claim by the other party that the termination was wrongful.

Rising energy costs may have an adverse effect on our results of operations.

Electricity and natural gas, the most common sources of energy used by commercial buildings, are subject to significant price volatility. In recent years, energy costs, including energy generated by natural gas and electricity, have fluctuated significantly. Some of our properties may be subject to leases that require our tenants to pay all utility costs while other leases may provide that tenants will reimburse us for utility costs in excess of a base year amount. It is possible that some or all of our tenants will not fulfill their lease obligations and reimburse us for their share of any significant energy rate increases and that we will not be able to retain or replace our tenants if energy price fluctuations continue. Also, to the extent under a lease we agree to pay for such costs, rising energy prices will have an adverse effect on our results of operations.

Risks Related to Our Organization and Structure

Our executive officers have agreements that provide them with benefits in the event of a change in control of our Company or if their employment agreement is terminated without cause or not renewed, which could prevent or deter a change in control of our Company.

We have entered into employment agreements with our executive officers, Douglas J. Donatelli, Nicholas R. Smith, Barry H. Bass, James H. Dawson and Joel F. Bonder, that provide them with severance benefits if their employment ends under certain circumstances following a change in control of our Company, terminated without cause, or if the executive officer resigns for “good reason” as defined in the employment agreements. These benefits could increase the cost to a potential acquirer of our Company and thereby prevent or deter a change in control of the Company that might involve a premium price for our securities or otherwise be in the interests of our security holders.

We may experience conflicts of interest with several members of our board of trustees and our executive officers relating to their ownership of units of our Operating Partnership.

Some of our trustees and executive officers may have conflicting duties because, in their capacities as our trustees and executive officers, they have a duty to our Company, and in our capacity as general partner of our Operating Partnership, they have a fiduciary duty to the limited partners, and some executive officers are themselves limited partners and own a significant number of units of limited partner interest in our Operating Partnership. These conflicts of interest could lead to decisions that are not in your best interest. Conflicts may arise when the interests of our shareholders and the limited partners of our Operating Partnership diverge, particularly in circumstances in which there may be an adverse tax consequence to the limited partners, such as upon the sale of assets or the repayment of indebtedness.

We depend on key personnel, particularly Mr. Douglas J. Donatelli, with long-standing business relationships, the loss of whom could threaten our ability to operate our business successfully and have other negative implications under certain of our indebtedness.

Our future success depends, to a significant extent, upon the continued services of our senior management team, including Douglas J. Donatelli. In particular, the extent and nature of the relationships that Mr. Donatelli has developed in the real estate community in our markets is critically important to the success of our business. Although we have an employment agreement with Mr. Donatelli and other named executive officers, there is no guarantee that Mr. Donatelli or our other key executive officers will remain employed with us. We do not maintain key person life insurance on any of our officers. The loss of services of one or more members of our senior management team, particularly Mr. Donatelli, would harm our business and prospects. Further, loss of a member of our senior management team could be negatively perceived in the capital markets, which could have an adverse effect on the market price of our securities.

Further, the terms of certain of our debt instruments, including one of our term loans, includes a default provision whereby if any two of Douglas Donatelli, Nicholas Smith or Barry Bass, three of named executive officers, cease to maintain their current positions or duties at our company for any reason, a default under such debt could be triggered unless, within six months, our board has appointed a qualified substitute individual acceptable to the majority of the lenders in their sole discretion.

One of our trustees may have conflicts of interest with our Company.

One of our Company’s trustees, Terry L. Stevens, currently serves as Senior Vice President and Chief Financial Officer of Highwoods Properties, Inc., a fully integrated, North Carolina-based REIT that owns, leases, manages, develops and constructs office and retail properties, some of which are located in our target markets. As a result, conflicts may arise when we and Highwoods Properties, Inc. compete in the same markets for properties, tenants, personnel and other services.

Our rights and the rights of our security holders to take action against our trustees and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Maryland law generally provides that a trustee has no liability for actions taken as a trustee, but may not be relieved of any liability to the company or its security holders for actions taken in bad faith, with willful misfeasance, gross negligence or reckless disregard for his or her duties. Our amended and restated declaration of trust authorizes us to indemnify, and to pay or reimburse reasonable expenses to, our trustees and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. In addition, our declaration of trust limits the liability of our trustees and officers for money damages, except as otherwise prohibited by Maryland law or for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment or other final adjudication based upon a finding of active and deliberate dishonesty by the trustee or officer that was material to the cause of action adjudicated.

As a result, we and our security holders may have more limited rights against our trustees than might otherwise exist. Our amended and restated bylaws require us to indemnify each trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our trustees and officers.

Our ownership limitations may restrict business combination opportunities.

To qualify as a REIT under the Internal Revenue Code, no more than 50% of the value of our outstanding shares of beneficial interest may be owned, directly or under applicable attribution rules, by five or fewer individuals (as defined to include certain entities) during the last half of each taxable year (other than our first REIT taxable year). To preserve our REIT qualification, our declaration of trust generally prohibits direct or indirect beneficial ownership (as defined under the Code) by any person of (i) more than 8.75% of the number or value of our outstanding common shares or (ii) more than 8.75% of the value of our outstanding shares of all classes. In addition, pursuant to the Articles Supplementary setting forth the terms of our Series A Preferred Shares, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of our Series A Preferred Shares. Generally, shares owned by affiliated owners will be aggregated for purposes of the ownership limitation. Our declaration of trust has created a special higher ownership limitation of no more than 14.9% for the group comprised of Louis T. Donatelli, Douglas J. Donatelli and certain related persons. Unless the applicable ownership limitation is waived by our board of trustees prior to transfer, any transfer of our common shares that would violate the ownership limitation will be null and void, and the intended transferee will acquire no rights in such shares. Common shares that would otherwise be held in violation of the ownership limit will be designated as “shares-in-trust” and transferred automatically to a trust effective on the day before the purported transfer or other event giving rise to such excess ownership. The beneficiary of the trust will be one or more charitable organizations named by us. The ownership limitation could have the effect of delaying, deterring or preventing a change in control or other transaction in which holders of common shares might receive a premium for their common shares over the then current market price or that such holders might believe to be otherwise in their best interests. The ownership limitation provisions also may make our common shares an unsuitable investment vehicle for any person seeking to obtain, either alone or with others as a group, ownership of (i) more than 8.75% of the number or value of our outstanding common shares or (ii) more than 8.75% in value of our outstanding shares of all classes.

Our board of trustees may change our investment and operational policies and practices without a vote of our security holders, which limits your control of our policies and practices.

Our major policies, including our policies and practices with respect to investments, financing, growth, debt capitalization, REIT qualification and distributions, are determined by our board of trustees. Although we have no present intention to do so, our board of trustees may amend or revise these and other policies from time to time without a vote of our security holders. Accordingly, our security holders have limited control over changes in our policies.

Our declaration of trust and bylaws do not limit the amount of indebtedness that we or our Operating Partnership may incur. If we become highly leveraged, then the resulting increase in debt service could adversely affect our ability to make payments on our outstanding indebtedness and harm our financial condition.

Our declaration of trust contains provisions that make removal of our trustees difficult, which could make it difficult for our shareholders to effect changes to our management.

Our declaration of trust provides that a trustee may be removed, with or without cause, only upon the affirmative vote of holders of a majority of our outstanding common shares. Vacancies may be filled by the board of trustees. This requirement makes it more difficult to change our management by removing and replacing trustees.

Our bylaws may only be amended by our board of trustees, which could limit your control of certain aspects of our corporate governance.

Our board of trustees has the sole authority to amend our bylaws. Thus, the board is able to amend the bylaws in a way that may be detrimental to your interests.

Maryland law may discourage a third party from acquiring us.

Maryland law provides broad discretion to our board of trustees with respect to their duties as trustees in considering a change in control of our Company, including that our board is subject to no greater level of scrutiny in considering a change in control transaction than with respect to any other act by our board.

The Maryland Business Combination Act restricts mergers and other business combinations between our Company and an interested shareholder for five years after the most recent date on which the shareholder becomes an interested shareholder, and thereafter imposes special shareholder voting requirements on these combinations. An “interested shareholder” is defined as any person who is the beneficial owner of 10% or more of the voting power of our common shares and also includes any of our affiliates or associates that, at any time within the two year period prior to the date of a proposed merger or other business combination, was the beneficial owner of 10% or more of our voting power. Additionally, the “control shares” provisions of the Maryland General Corporation Law, or MGCL, are applicable to us as if we were a corporation. These provisions eliminate the voting rights of issued and outstanding shares acquired in quantities so as to constitute “control shares,” as defined under the MGCL, unless our shareholders approve such voting rights by the affirmative vote of at least two-thirds of all votes entitled to be cast on the matter, excluding all interested shares and shares held by our trustees and officers. “Control shares” are generally defined as shares which, when aggregated with other shares controlled by the shareholder, entitle the shareholder to exercise one of three increasing ranges of voting power in electing trustees. Our amended and restated declaration of trust and/or bylaws, provide that we are not bound by the Maryland Business Combination Act or the control share acquisition statute. However, in the case of the control share acquisition statute, our board of trustees may opt to make this statute applicable to us at any time by amending our bylaws, and may do so on a retroactive basis. We could also opt to make the Maryland Business Combination Act applicable to us by amending our declaration of trust by a vote of a majority of our outstanding common shares. Finally, the “unsolicited takeovers” provisions of the MGCL permit our board of trustees, without shareholder approval and regardless of what is currently provided in our declaration of trust or bylaws, to implement certain provisions that may have the effect of inhibiting a third party from making an acquisition proposal for our Company or of delaying, deferring or preventing a change in control of our Company under circumstances that otherwise could provide the holders of our common shares with the opportunity to realize a premium over the then current market price or that shareholders may otherwise believe is in their best interests.

Tax Risks of our Business and Structure

If we fail to remain qualified as a REIT for federal income tax purposes, we will not be able to deduct our distributions, and our income will be subject to taxation, which would reduce the cash available for distribution to our shareholders.

We elected to be taxed as a REIT under the Internal Revenue Code commencing with our short taxable year ended December 31, 2003. The requirements for qualification as a REIT, however, are complex and interpretations of the federal income tax laws governing REITs are limited. The REIT qualification rules are even more complicated for a REIT that invests through an operating partnership, in various joint ventures, in other REITs and in both equity and debt investments. Our continued qualification as a REIT will depend on our ability to meet various requirements concerning, among other things, the ownership of our outstanding shares of stock, the nature of our assets, the sources of our income and the amount of our distributions to our shareholders. If we fail to meet these requirements and do not qualify for certain statutory relief provisions, our distributions to our shareholders will not be deductible by us and we will be subject to a corporate level tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, substantially reduce our cash available to make distributions to our shareholders. In addition, if we failed to qualify as a REIT, we would no longer be required to make distributions for federal income tax purposes. Incurring corporate income tax liability might cause us to borrow funds, liquidate some of our investments or take other steps that could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a REIT qualification requirement or if we voluntarily revoke our election, unless relief provisions applicable to certain REIT qualification failures apply, we would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost. We may not qualify for relief provisions for REIT qualification failures and even if we can qualify for such relief, we may be required to make penalty payments, which could be significant in amount.

Even if we maintain our qualification as a REIT, we are subject to any applicable state, local or foreign taxes and our taxable REIT subsidiaries are subject to federal, state and local income taxes at regular corporate rates.

Failure of our operating partnership to be treated as a partnership for federal income tax purposes would result in our failure to qualify as a REIT.

Failure of our operating partnership (or a subsidiary partnership) to be treated as a partnership would have serious adverse consequences to our shareholders. If the IRS were to successfully challenge the tax status of our operating partnership or any of its subsidiary partnerships for federal income tax purposes, our operating partnership or the affected subsidiary partnership would be taxable as a corporation. In such event, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, would cease to qualify as a REIT.

Distribution requirements relating to qualification as a REIT for federal income tax purposes limit our flexibility in executing our business plan.

Our business plan contemplates growth through acquisitions. To maintain our qualification as a REIT for federal income tax purposes, we generally are required to distribute to our shareholders at least 90% of our REIT taxable income each year. REIT taxable income is determined without regard to the deduction for dividends paid and by excluding net capital gains. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we are required to pay a 4% nondeductible excise tax on the amount, if any, by which actual distributions we pay with respect to any calendar year are less than the sum of 85% of our ordinary income for that calendar year, 95% of our capital gain net income for the calendar year and any amount of our undistributed taxable income required to be distributed from prior years.

We have distributed, and intend to continue to distribute, to our shareholders all or substantially all of our REIT taxable income each year in order to comply with the distribution requirements of the Internal Revenue Code and to eliminate all federal income tax liability at the REIT level and liability for the 4% nondeductible excise tax. Our distribution requirements limit our ability to accumulate capital for other business purposes, including funding acquisitions, debt maturities and capital expenditures. Thus, our ability to grow through acquisitions will be limited if we are unable to obtain debt or equity financing. In addition, differences in timing between the receipt of income and the payment of expenses in arriving at REIT taxable income and the effect of required debt amortization payments could require us to borrow funds or make a taxable distribution of our shares or debt securities to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

Our disposal of properties may have negative implications, including unfavorable tax consequences.

If we make a sale of a property directly or through an entity that is treated as a partnership or a disregarded entity, for federal income tax purposes, and it is deemed to be a sale of dealer property or inventory, the sale may be deemed to be a “prohibited transaction” under the federal income tax laws applicable to REITs, in which case our gain, or our share of the gain, from the sale would be subject to a

100% penalty tax. If we believe that a sale of a property might be treated as a prohibited transaction, we may seek to conduct that sales activity through a taxable REIT subsidiary, in which case the gain from the sale would be subject to corporate income tax but not the 100% prohibited transaction tax. We cannot assure you, however, that the Internal Revenue Service will not assert successfully that sales of properties that we make directly or through an entity that is treated as a partnership or a disregarded entity, for federal income tax purposes are sales of dealer property or inventory, in which case the 100% penalty tax would apply. Moreover, we have entered and may enter into agreements with joint venture partners or contributors to our operating partnership that require us to avoid taxable property sales and to maintain property-level indebtedness on contributed properties for a period of years. Sales of properties or repayment of indebtedness may result in adverse consequences to our partners for which we may have full or partial indemnification obligations.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our securities.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our shareholders, as the well as the market price of our securities, could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from “qualified dividends” payable to U.S. shareholders taxed at individual rates has been reduced by legislation to 15% through the end of 2012. Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the market price of the stock of REITs, including our common shares.

Complying with REIT requirements may force us to sell otherwise attractive investments.

To qualify as a REIT, we must satisfy certain requirements with respect to the character of our assets. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter (by, possibly, selling assets notwithstanding their prospects as an investment) to avoid losing our REIT status. If we fail to comply with these requirements at the end of any calendar quarter, and the failure exceeds a de minimis threshold, we may be able to preserve our REIT status if (a) the failure was due to reasonable cause and not to willful neglect, (b) we dispose of the assets causing the failure within six months after the last day of the quarter in which we identified the failure, (c) we file a schedule with the Internal Revenue Service describing each asset that caused the failure, and (d) we pay an additional tax of the greater of $50,000 or the product of the highest applicable tax rate multiplied by the net income generated on those assets. As a result, we may be required to liquidate otherwise attractive investments.

If we or our predecessor entity failed to qualify as an S corporation for any of our tax years prior to our initial public offering, we may fail to qualify as a REIT.

To qualify as a REIT, we may not have at the close of any year undistributed “earnings and profits” accumulated in any non-REIT year, including undistributed “earnings and profits” accumulated in any non-REIT year for which we or our predecessor, First Potomac Realty Investment Trust, Inc., did not qualify as an S corporation. Although we believe that we and our predecessor corporation qualified as an S corporation for federal income tax purposes for all tax years prior to our initial public offering, if it is determined that we did not so qualify, we will not qualify as a REIT. Any such failure to qualify may also prevent us from qualifying as a REIT for any of the following four tax years.

If First Potomac Management, Inc. failed to qualify as an S corporation during any of its tax years, we may be responsible for any entity level taxes due.

We believe First Potomac Management, Inc. qualified as an S corporation for federal and state income tax purposes from the time of its incorporation in 1997 through the date it merged into our Company in 2006. However, the Company may be responsible for any entity-level taxes imposed on First Potomac Management, Inc. if it did not qualify as an S corporation at any time prior to the merger. First Potomac Management, Inc.’s former shareholders have severally indemnified us against any such loss; however, in the event one or more of its former shareholders is unable to fulfill its indemnification obligation, we may not be reimbursed for a portion of the taxes.

Risks Related to this Offering

Our Series A Preferred Shares are subordinate to all of our existing and future debt, and your interests as a holder of Series A Preferred Shares could be diluted by the issuance of additional preferred shares, including additional Series A Preferred Shares or preferred shares ranking senior to or on parity with our Series A Preferred Shares, and by other transactions.

Our Series A Preferred Shares are subordinate to all of our existing and future debt. As a result, our Series A Preferred Shares rank junior to all of our existing and future debt and to other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. As described below, our existing debt restricts, and our future debt may include restrictions on, our ability to pay dividends to preferred shareholders. Our declaration of trust authorizes the issuance of up to 50,000,000 preferred shares in one or more series. The issuance of additional preferred shares on parity with or senior to our Series A Preferred Shares would dilute the interests of the holders of our Series A Preferred Shares, and any issuance of preferred shares senior to our Series A Preferred Shares or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on our Series A Preferred Shares. Other than the conversion right afforded to holders of Series A Preferred Shares that may occur in connection with a Change of Control described under “Description of our Series A Preferred Shares — Conversion Rights” below, none of the provisions relating to our Series A Preferred Shares contain any provisions affording the holders of our Series A Preferred Shares protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of our Series A Preferred Shares, so long as the rights of the holders of our Series A Preferred Shares are not materially and adversely affected.

We have significant outstanding debt that exposes us to the risk of default under our debt obligations, which could adversely impact our ability to meet our obligations under our Series A Preferred Shares.

As of December 31, 2011, we had approximately $945.0 million of outstanding consolidated debt. We may incur additional debt for various purposes, including, without limitation, to fund future acquisitions, development activities and operational needs. Our outstanding debt, and the limitations imposed on us by our debt agreements, could have significant adverse consequences, including making it more difficult for us to satisfy our obligations with respect to our Series A Preferred Shares, including paying dividends.

Our outstanding debt obligations restrict our ability to pay dividends on our Series A Preferred Shares and may restrict our ability to redeem our Series A Preferred Shares.

We and our subsidiaries, including our operating partnership, are, and may in the future become, parties to agreements and instruments, which, among other things, restrict or prevent the payment of dividends on our classes and series of shares and the repurchase or redemption of our classes and series of shares. For example, under our unsecured revolving credit facility, unsecured term loan, secured term loan and senior notes, we are required to satisfy certain financial covenants, including, among others, a fixed charge coverage ratio of at least 1.50, and a minimum tangible net worth of $796.5 million, in the case of our credit facility and term loans, and $729.8 million, in the case of our senior notes .. The covenants may have the effect of prohibiting us from paying dividends to our shareholders or repurchasing or redeeming our shares. We are also prohibited from paying dividends to our shareholders in excess of 95% of our funds from operations and only so long as no event of default under exists under our credit facility, term loans or senior notes. See “—Risks Related to Our Buisiness and Properties—Covenants in our debt agreements could adversely affect our liquidity and financial condition.” If an event of default exists, we may only pay dividends sufficient to maintain our qualification as a REIT. Our inability to meet the various financial and operating covenants contained in our debt instruments, including those discussed above, could result in us being limited in the amount of dividends we would be permitted to pay on our Series A Preferred Shares or being restricted from redeeming our Series A Preferred Shares.

As a holder of Series A Preferred Shares you have extremely limited voting rights.

Your voting rights as a holder of Series A Preferred Shares are extremely limited. Our common shares are the only class of our equity securities carrying full voting rights. Voting rights for holders of Series A Preferred Shares exist primarily with respect to the ability to appoint additional trustees to our Board of Trustees in the event that six quarterly dividends (whether or not consecutive) payable on our Series A Preferred Shares are in arrears, and with respect to voting on amendments to our declaration of trust or our Series A Preferred Shares Articles Supplementary that materially and adversely affect the rights of Series A Preferred Shares holders or create additional classes or series of preferred shares that are senior to our Series A Preferred Shares. See “Description of our Series A Preferred Shares — Voting Rights” below. Other than the limited circumstances described in this prospectus supplement, holders of Series A Preferred Shares do not have voting rights.

The change of control conversion and redemption features of our Series A Preferred Shares may make it more difficult for or discourage a party from taking over our company.

Upon a change of control, the result of which our common shares and the common securities of the acquiring or surviving entity are not listed on the NYSE or other stock exchange, holders of our Series A Preferred Shares will have the right (subject to our special optional redemption right) to convert some or all of their Series A Preferred Shares into our common shares (or equivalent value of alternative consideration) and under these circumstances we will also have a special optional redemption right to redeem the Series A Preferred Shares. See “Description of our Series A Preferred Shares — Conversion Rights” and “— Special Optional Redemption.” These features of our Series A Preferred Shares may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change in control of our company under circumstances that otherwise could provide the holders of our common shares and Series A Preferred Shares with the opportunity to realize a premium over the then current market price or that shareholders may otherwise believe is in their best interests.

Our Series A Preferred Shares may not have an active trading market, and the trading price of our Series A Preferred Shares may fluctuate significantly.

Although the original Series A Preferred Shares are listed on the NYSE and we will apply to list the reopened shares on the NYSE, there may be little or no secondary market for our Series A Preferred Shares and there can be no assurance that an active trading market will develop. Even if a secondary market does develop on the NYSE, it may not provide significant liquidity and transaction costs could be high, and our Series A Preferred Shares may trade at prices lower than the initial offering price. The trading price of our Series A Preferred Shares may fluctuate significantly and depends on many factors, including:

•	prevailing interest rates;

•	the market for similar securities;

•	general economic and financial market conditions;

•	our issuance of debt or preferred equity securities; and

•	our financial condition, results of operations and prospects.

USE OF PROCEEDS

The net proceeds to us from the sale of the Series A Preferred Shares offered hereby are expected to be approximately $38.8 million ($43.7 million if the underwriters exercise their option to purchase additional Series A Preferred Shares in full), after deducting the underwriting discount and our estimated offering expenses.

We intend to contribute the net proceeds from this offering to our operating partnership in exchange for preferred partnership units, and the operating partnership intends to use the net proceeds to repay a portion of the balance outstanding under our unsecured revolving credit facility and for working capital and general corporate purposes. Accordingly, we will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Series A Preferred Shares.

As of December 31, 2011, the outstanding balance of our unsecured revolving credit facility was $183.0 million. We utilize our credit facility from time to time to fund our working capital needs and for other general corporate purposes, the acquisition of additional properties, the development of properties, capital expenditures, redevelopment and/or improvements to our existing properties. The credit facility matures on January 15, 2014 and has a one-year extension option (subject to payment of a 25 basis point extension fee and satisfaction of certain other customary conditions), which we intend to exercise. The credit facility has an interest rate spread of 200 to 300 basis points over LIBOR, depending on our overall leverage. At December 31, 2011, LIBOR was 0.30% and the applicable spread on our credit facility was 250 basis points.

Affiliates of Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc., PNC Capital Markets LLC and U.S. Bancorp Investments, Inc., which are underwriters in this offering, are lenders under our credit facility. As described above, we intend to use a portion of the net proceeds of this offering to repay a portion of the borrowings outstanding under our credit facility. As such, these affiliates will receive their proportionate share of any amount of our credit facility that is repaid with the net proceeds of this offering. See “Underwriting” in this prospectus supplement. We may re-borrow amounts repaid under our credit facility to fund our working capital needs and for other general corporate purposes, the acquisition of additional properties, the development of properties, capital expenditures, redevelopment and/or improvements to our existing properties.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred dividends for the years ended December 31, 2011, 2010, 2009, 2008 and 2007. For the purpose of computing the ratio of earnings to combined fixed charges and preferred dividends, and the amount of coverage deficiency, earnings have been calculated by adding fixed charges (excluding capitalized interest), to pre-tax income (loss) from continuing operations before noncontrolling interest in our operating partnership, distributions of income from equity investees, noncontrolling interest and income from majority-owned unconsolidated entities and deducting income from unconsolidated entities. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of debt issuance costs, fixed charges of majority-owned unconsolidated entities and estimated interest within rental expense. This information below is given on an unaudited historical basis.

	Year Ended December 31,
	2011		2010		2009	2008	2007
Ratio of earnings to combined fixed charges and preferred dividends		*		*	1.15	1.03		*

*	Fixed charges and preferred dividends exceeded earnings for each of the years ended December 31, 2011, 2010 and 2007. The amounts of the deficiencies, or the fixed charge and preferred dividend amounts in excess of earnings, were $15.2 million, $9.4 million and $6.5 million for the years ended December 31, 2011, 2010 and 2007, respectively.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2011 (i) on an actual basis and (ii) as adjusted to give effect to (A) additional financing activities that occurred subsequent to December 31, 2011, as further described below, and (B) the completion of this offering and the application of the net proceeds as described under “Use of Proceeds” in this prospectus supplement. For purposes of the following table, we have assumed no exercise by the underwriters of their over-allotment option. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes that we have incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2011
	Actual	As Adjusted
	(Amounts in thousands, except per share amounts)
Debt obligations:
Mortgage loans(1)	$432,023	$410,405
Senior notes	75,000	75,000
Secured term loan(1)	30,000	20,000
Unsecured term loan(2)	225,000	300,000
Unsecured revolving credit facility(1)(2)(3)	183,000	115,233

Total debt	945,023	920,638
Noncontrolling interests in the Operating Partnership	39,981	39,981
Total equity:
Series A Cumulative Redeemable Perpetual Preferred Shares: 4,600 issued and outstanding at December 31, 2011, and 6,200 shares issued and outstanding as adjusted	115,000	155,000
Common shares, $0.001 par value per share, 150,000 shares authorized: 50,321 shares issued and outstanding at December 31, 2011 and 50,566 issued and outstanding as adjusted(4)(5)	50	51
Additional paid-in capital(4)	798,171	800,209
Noncontrolling interests in consolidated partnerships	4,245	4,245
Accumulated other comprehensive loss	(5,849)	(5,849)
Dividends in excess of accumulated earnings	(235,126)	(235,126)

Total equity	676,491	718,530

Total capitalization	$1,661,495	$1,679,149

(1)	During January and February 2012, the Company drew a combined $44.0 million under its unsecured revolving credit facility, which was used to repay a $21.6 million mortgage loan, a $10.0 million principal payment on a secured term loan and for other general corporate purposes.

(2)	In February 2012, the Company expanded its unsecured term loan by $75.0 million and used the proceeds to pay down $73.0 million of the outstanding balance under its unsecured revolving credit facility and for other general corporate purposes.

(3)	As of December 31, 2011, there was approximately $183.0 million outstanding under our unsecured revolving credit facility and, as of March 7, 2012, there was approximately $154.0 million outstanding. We expect to repay approximately $ 38.8 million of this amount with the net proceeds of this offering. See “Use of Proceeds” in this prospectus supplement.

(4)	During January and February 2012, the Company issued 0.2 million common shares through its controlled equity offering program.

(5)	Does not include: (a) 2,920,561 common shares issuable upon redemption of outstanding operating partnership units; (b) 1,512,949 common shares issuable upon exercise of outstanding options; (c) 4,718,772 common shares reserved for future awards under our equity compensation plans; (d) 249,654 restricted common shares granted in February 2012; and (e) 844 common shares issued as a result of stock option exercises in January and February 2012.

DESCRIPTION OF OUR SERIES A PREFERRED SHARES

The description of certain terms and provisions of our Series A Preferred Shares contained in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by reference to, our Amended and Restated Declaration of Trust, including the articles supplementary setting forth the terms of the Series A Preferred Shares (“Articles Supplementary”), our bylaws and Maryland law. The following description of the terms of our Series A Preferred Shares supplements, and to the extent inconsistent with, replaces, the description of the general terms and provisions of our preferred shares set forth in the accompanying prospectus.

For purposes of this section, references to “we,” “our” and “our company” refer only to First Potomac Realty Trust and not to any of its subsidiaries.

General

Our declaration of trust provides that we may issue up to 50,000,000 preferred shares, $0.001 par value per share. Our declaration of trust authorizes our Board of Trustees to increase or decrease the number of authorized shares without shareholder approval. Prior to the completion of this offering, we have issued 4,600,000 shares of our 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares with a liquidation preference of $25 per share. Our Series A Preferred Shares are part of a single series of authorized preferred shares of beneficial interest consisting of 6,400,000 shares. Of these shares, 4,600,000 shares, which we refer to as the “original Series A Preferred Shares,” were issued in January 2011, and an additional 1,600,000 Series A Preferred Shares (excluding 200,000 shares that the underwriters have an option to purchase), which we refer to as the “reopened Series A Preferred Shares,” are being offered hereby. We may from time to time, without notice to or the consent of the holders of the Series A Preferred Shares, issue additional shares of our Series A Preferred Shares.

Subject to the limitations prescribed by Maryland law and our declaration of trust and bylaws, our Board of Trustees is authorized to establish the number of shares constituting each series of preferred shares and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Trustees or a duly authorized committee thereof.

Prior to the closing of this offering, we will supplement our declaration of trust to classify an additional 1,800,000 authorized preferred shares as 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares and authorize the issuance thereof. When issued, our Series A Preferred Shares offered hereby will be validly issued, fully paid and nonassessable. The holders of Series A Preferred Shares have no preemptive rights with respect to any of our shares or any of our other securities convertible into or carrying rights or options to purchase any of our shares.

Our Series A Preferred Shares are not subject to any sinking fund and we have no obligation to redeem or retire our Series A Preferred Shares. Unless converted by you in connection with a Change of Control or redeemed by us, our Series A Preferred Shares will have a perpetual term, with no maturity.

The Articles Supplementary establishing our Series A Preferred Shares permit us to “reopen” this series, without the consent of the holders of our Series A Preferred Shares, in order to issue additional Series A Preferred Shares from time to time. Thus, we may in the future issue additional Series A Preferred Shares without your consent. Any additional Series A Preferred Shares will have the same terms as the reopened Series A Preferred Shares being issued in this offering and the original Series A Preferred Shares. These additional Series A Preferred Shares will, together with the reopened Series A Preferred Shares being issued in this offering and the original Series A Preferred Shares, constitute a single series of securities.

Ranking

Our Series A Preferred Shares rank, with respect to payment of dividends and rights upon liquidation, dissolution or winding up of our affairs:

•	senior to the Junior Shares (as defined under “— Dividends” below), including our common shares;

•	on parity with any class or series of our shares expressly designated as ranking on parity with the Series A Preferred Shares; and

•	junior to any other class or series of shares expressly designated as ranking senior to the Series A Preferred Shares.

The term “capital shares” means shares of all classes and series and does not include convertible debt securities, which rank senior to the Series A Preferred Shares prior to conversion.

While any of our Series A Preferred Shares are outstanding, we may not authorize or create any class or series of shares of beneficial interest that ranks senior to our Series A Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding Series A Preferred Shares voting separately as a class with holders of all other similarly-affected classes and series of Parity Shares upon which like voting rights have been conferred and with which such holders of Series A Preferred Shares are entitled to vote as a single class on such matters. However, we may create additional classes or series of shares, amend our declaration of trust to increase the authorized number of common shares or preferred shares or issue series of preferred shares ranking on parity with or junior to the Series A Preferred Shares with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution or winding up, or Parity Shares, without the consent of any holder of Series A Preferred Shares. See “— Voting Rights” below for a discussion of the voting rights applicable if we seek to create any class or series of preferred shares senior to our Series A Preferred Shares.

Dividends

Holders of Series A Preferred Shares are entitled to receive, when, as and if authorized by our Board of Trustees, out of funds legally available for payment, and declared by us, cumulative cash dividends at the rate of 7.750% per annum per share of their liquidation preference (equivalent to $1.9375 per annum per Series A Preferred Share). The first dividend on our Series A Preferred Shares sold in this offering will be for a full quarter in the amount of $0.484375 per share, and will be paid on May 15, 2012. See “Risk Factors —Our outstanding debt obligations restrict our ability to pay dividends on our Series A Preferred Shares and may restrict our ability to redeem our Series A Preferred Shares” for information regarding restrictions on our ability to pay dividends on our Series A Preferred Shares under our debt obligations.

Dividends on each Series A Preferred Share are cumulative and are payable quarterly in arrears on or about the 15th day of each February, May, August and November at the then applicable annual rate; provided, however, that if any dividend payment date falls on any day other than a business day, as defined in the Articles Supplementary, the dividend due on such dividend payment date shall be paid on the first business day immediately following such dividend payment date. Each dividend is payable to holders of record as they appear on our share records at the close of business on the record date, not exceeding 30 days preceding the corresponding payment dates thereof as fixed by our Board of Trustees. Dividends are cumulative from the most recent dividend payment date to which dividends have been paid, whether or not in any dividend period or periods we shall have funds legally available for the payment of such dividends, to, but not including, the next dividend payment date. Accumulations of dividends on our Series A Preferred Shares will not bear interest and holders of our Series A Preferred Shares will not be entitled to any dividends in excess of full cumulative dividends. Dividends payable on our Series A Preferred Shares for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on our Series A Preferred Shares for each full dividend period will be computed by dividing the annual dividend rate by four. After full cumulative dividends on our Series A Preferred Shares have been paid or declared and funds therefor set aside for payment with respect to a dividend period, the holders of our Series A Preferred Shares will not be entitled to any further distributions with respect to that dividend period.

No dividend will be authorized and declared or paid or set apart for payment on any Parity Shares unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on our Series A Preferred Shares for all prior dividend periods; provided, however, that if accrued dividends on our Series A Preferred Shares for all prior dividend periods have not been paid in full or a sum sufficient for such payment is not set apart, then any dividend declared on our Series A Preferred Shares for any dividend period and on any Parity Shares will be declared ratably in proportion to the respective amounts of accrued and unpaid dividends on our Series A Preferred Shares and such Parity Shares. All dividend payments made on our Series A Preferred Shares, including any capital gain dividends, will be credited first to the earliest accrued but unpaid dividend.

Our Board of Trustees will not authorize and we will not (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Shares (other than in Junior Shares) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Shares through a sinking fund or otherwise (other than a redemption or purchase or other acquisition of our common shares made for purposes of an employee incentive or benefit plan of our company or any subsidiary, or a conversion into or exchange for Junior Shares or Parity Shares or redemptions for the purpose of preserving our qualification as a REIT, or purchases of Series A Preferred Shares pursuant to a purchase or exchange offer if such offer is made on the same terms to all holders of our Series A Preferred Shares, as described below under “—General Provisions Applicable to Redemptions”), unless all cumulative dividends with respect to our Series A Preferred Shares and any Parity Shares at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends.

As used herein, (i) the term “dividend” does not include dividends payable solely in Junior Shares on Junior Shares, or in options, warrants or rights to holders of Junior Shares to subscribe for or purchase any Junior Shares, and (ii) the term “Junior Shares” means our common shares, and any other class of our shares of beneficial interest now or hereafter issued and outstanding that ranks junior as to the payment of dividends or amounts upon liquidation, dissolution and winding up to our Series A Preferred Shares.

Optional Redemption

We may not redeem our Series A Preferred Shares prior to January 18, 2016, except in certain limited circumstances relating to the ownership limitation necessary to preserve our qualification as a REIT or in connection with our right to redeem Series A Preferred Shares upon the exercise of a Change of Control Conversion Right (as defined under “— Conversion Rights — Conversion” below) by a holder of Series A Preferred Shares or in connection with our special optional redemption right described below. For further information regarding these exceptions, see “— Conversion Rights,” “— Special Optional Redemption” and “Restrictions on Ownership” below and “Restrictions on Ownership and Transfer” in the accompanying prospectus. On or after January 18, 2016, we, at our option upon not less than 30 nor more than 60 days written notice, may redeem our Series A Preferred Shares, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25 per share, plus all accrued and unpaid dividends thereon (whether or not declared) to, but not including, the redemption date.

A notice of optional redemption (which may be contingent on the occurrence of a future event) will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of our Series A Preferred Shares at their addresses as they appear on our share transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series A Preferred Shares except as to the holder to whom notice was defective or not given. Each notice will state:

•	the redemption date;

•	the redemption price;

•	the number or percentage of Series A Preferred Shares to be redeemed;

•	the place or places where the certificates evidencing the Series A Preferred Shares are to be surrendered for payment; and

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date.

If fewer than all the Series A Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder will also specify the number or percentage of Series A Preferred Shares to be redeemed from such holder. If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata or by any other equitable method we may choose.

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined under “— Conversion Rights” below), we will have the option to redeem our Series A Preferred Shares, in whole or in part, within 120 days after the first date on which such Change of Control has occurred for cash at a redemption price of $25 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. If we exercise our special optional redemption right in connection with a Change of Control, you will not have the Change of Control Conversion Right described below.

A notice of special optional redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of our Series A Preferred Shares at their addresses as they appear on our share transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the special optional redemption of the Series A Preferred Shares except as to the holder to whom notice was defective or not given. Each notice will state:

•	the redemption date;

•	the redemption price;

•	the number or percentage of Series A Preferred Shares to be redeemed;

•	the place or places where the certificates evidencing the Series A Preferred Shares are to be surrendered for payment; and

•	that dividends on the shares will cease to accrue on such redemption date.

General Provisions Applicable to Redemptions

On the redemption date, we must pay on each Series A Preferred Share to be redeemed any accrued and unpaid dividends, in arrears, for any dividend period ending on or prior to the redemption date. In the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of Series A Preferred Shares at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior to such dividend payment date. Except as provided for in the two preceding sentences, no payment or allowance will be made for unpaid dividends, whether or not in arrears, on any Series A Preferred Shares called for redemption.

If full cumulative dividends on our Series A Preferred Shares and any Parity Shares have not been paid or declared and set apart for payment, we may not purchase, redeem or otherwise acquire Series A Preferred Shares in part or any Parity Shares other than in exchange for Junior Shares or Parity Shares; provided, however, that the foregoing shall not prevent the purchase by us of (i) Series A Preferred Shares pursuant to a purchase or exchange offer if such offer is made on the same terms to all holders of our Series A Preferred Shares or (ii) shares held in excess of the limits in our declaration of trust in order to ensure that we continue to meet the requirements for qualification as a REIT. See “Restrictions on Ownership and Transfer” in the accompanying prospectus.

On and after the date fixed for redemption, provided that we have made available at the office of the registrar and transfer agent for the Series A Preferred Shares a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the Series A Preferred Shares called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related payment date, holders of Series A Preferred Shares on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares on the corresponding dividend payment date), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series A Preferred Shares shall cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.

Conversion Rights

Definitions

As used in the prospectus supplement, the following terms shall have the following meanings:

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series A Preferred Shares when the following has occurred:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in clause (i) above, neither we nor the acquiring or surviving entity has a class of common securities listed on the NYSE, the NYSE Amex or the NASDAQ, or listed on an exchange that is a successor to the NYSE, NYSE Amex or NASDAQ.

The “Common Share Price” will be (i) if the consideration to be received in the Change of Control by holders of our common shares is solely cash, the amount of cash consideration per common share, and (ii) if the consideration to be received in the Change of Control by holders of common shares is other than solely cash, the average of the closing price per common share on the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.

Conversion

Upon the occurrence of a Change of Control, each holder of Series A Preferred Shares will have the right, subject to our special optional redemption right, to convert some or all of the Series A Preferred Shares held by such holder (the “Change of Control Conversion Right”) on the relevant Change of Control Conversion Date (as defined below) into a number of our common shares per Series A Preferred Share (the “Common Share Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) $25.00, plus (y) an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date, except if the Change of Control Conversion Date is after a record date for a Series A Preferred Share dividend payment and prior to the corresponding Series A Preferred Share dividend payment date, in which case the amount pursuant to this clause (i)(y) shall equal $0.00 in respect of such dividend, by (ii) the Common Share Price (such quotient, the “Conversion Rate”), and (B) 2.187 (the “Share Cap”).

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a common share dividend), subdivisions or combinations (in each case, a “Share Split”) with respect to our common shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product of (i) the Share Cap in effect immediately prior to such

Share Split multiplied by (ii) a fraction, the numerator of which is the number of our common shares outstanding after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of our common shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 13,559,400 common shares (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters’ over-allotment option to purchase additional Series A Preferred Shares is exercised, not to exceed 13,996,800 common shares in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits with respect to our common shares as follows: the adjusted Exchange Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product of (i) the Exchange Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of our common shares outstanding after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

In the case of a Change of Control as a result of which holders of our common shares are entitled to receive consideration other than solely our common shares, including other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our common shares (the “Alternative Form Consideration”), a holder of Series A Preferred Shares will be entitled thereafter to convert (subject to our special optional redemption right) such Series A Preferred Shares not into our common shares but solely into the kind and amount of Alternative Form Consideration which the holder of Series A Preferred Shares would have owned or been entitled to receive upon the Change of Control as if such holder of Series A Preferred Shares held the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).

If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, we will make adequate provision whereby the holders of Series A Preferred Shares will have a reasonable opportunity to determine the form of consideration into which all of the Series A Preferred Shares, treated as a single class, will be convertible from and after the effective date of the Change of Control. This determination will be based on the weighted average of elections made by the holders of Series A Preferred Shares who participate in the determination, will be subject to any limitations to which all holders of common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control, and will be conducted in such a manner as to be completed by the Change of Control Conversion Date.

We will not issue fractional common shares upon the conversion of our Series A Preferred Shares. Instead, we will pay the cash value of such fractional shares.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series A Preferred Shares a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right and our right to exercise our special optional redemption right. This notice must state:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series A Preferred Shares may exercise their Change of Control Conversion Right;

•	that we may elect to exercise our special optional redemption right;

•	the method and period for calculating the Common Share Price;

•	the Change of Control Conversion Date, which will be a business day;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series A Preferred Share;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that the holders of Series A Preferred Shares must follow to exercise the Change of Control Conversion Right.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A Preferred Shares.

To exercise the Change of Control Conversion Right, the holder of Series A Preferred Shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing Series A Preferred Shares to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of Series A Preferred Shares to be converted; and

•	that the Series A Preferred Shares are to be converted pursuant to the applicable provisions of the Series A Preferred Shares.

The “Change of Control Conversion Date” will be a business day that is no less than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series A Preferred Shares.

Holders of Series A Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn Series A Preferred Shares;

•	if certificated Series A Preferred Shares have been issued, the certificate numbers of the withdrawn Series A Preferred Shares; and

•	the number of Series A Preferred Shares, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series A Preferred Shares are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company, or DTC.

Series A Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless we have elected or we elect to redeem such Series A Preferred Shares by exercising our special optional redemption right (by sending the required notice of special optional redemption) prior to the close of business on the Change of Control Conversion Date. If we elect to redeem Series A Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series A Preferred Shares will not be so converted and the holders of such shares will be entitled to receive $25 per share, plus any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the redemption date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Shares into common shares. Notwithstanding any other provision of our Series A Preferred Shares, no holder of our Series A Preferred Shares will be entitled to convert such Series A Preferred Shares for our common shares to the extent that receipt of such common shares would cause such holder (or any other person) to exceed the share ownership limits contained in our declaration of trust and the Articles Supplementary setting forth the terms of the Series A Preferred Shares. See “— Restrictions on Ownership” below.

Subject to the other restrictions on ownership and transfer set forth in our declaration of trust, our board of trustees will exempt (prospectively or retroactively) a person from the Series A Preferred Share ownership limit if the ownership of Series A Preferred Shares in excess of such limit is solely the result of a conversion of some Series A Preferred Shares to common shares pursuant to the Change of Control Conversion Right.

These Change of Control conversion and redemption features may make it more difficult for or discourage a party from taking over our company. See “Risk Factors.” We are not aware, however, of any specific effort to accumulate our shares with the intent to obtain control of our company by means of a merger, tender offer, solicitation or otherwise. In addition, the Change of Control redemption feature is not part of a plan by us to adopt a series of anti-takeover provisions. Instead, the Change of Control conversion and redemption features are a result of negotiations between us and the underwriters.

Liquidation Preference

The holders of Series A Preferred Shares will be entitled to receive in the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, $25 per Series A Preferred Share, which we refer to in this prospectus supplement as the “Liquidation Preference,” plus an amount per Series A Preferred Share equal to all dividends (whether or not declared) accrued and unpaid thereon to, but not including, the date of final distribution to such holders.

Until the holders of Series A Preferred Shares have been paid the Liquidation Preference and all accrued and unpaid dividends in full, no payment will be made to any holder of Junior Shares upon the liquidation, dissolution or winding up of our company. If, upon any liquidation, dissolution or winding up of our company, our assets, or proceeds thereof, distributable among the holders of our Series A Preferred Shares are insufficient to pay in full the Liquidation Preference and all accrued and unpaid dividends and the liquidation preference and all accrued and unpaid dividends with respect to any other Parity Shares, then such assets, or the proceeds thereof, will be distributed among the holders of Series A Preferred Shares and any such Parity Shares ratably in accordance with the respective amounts which would be payable on such Series A Preferred Shares and any such Parity Shares if all amounts payable thereon were paid in full. None of (i) a consolidation or merger of our company with one or more entities, (ii) a statutory share exchange by our company or (iii) a sale or transfer of all or substantially all of our assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of our company.

Voting Rights

Except as indicated below, the holders of Series A Preferred Shares have no voting rights.

If and whenever six quarterly dividends (whether or not consecutive) payable on our Series A Preferred Shares are in arrears, whether or not declared, the number of members then constituting our Board of Trustees will be increased by two and the holders of Series A Preferred Shares, voting together as a class with the holders of any other series of Parity Shares upon which like voting rights have been conferred and are exercisable (we refer to any such other series as Voting Preferred Shares), will have the right to elect two additional board members at an annual meeting of shareholders or a properly called special meeting of the holders of our Series A Preferred Shares and such Voting Preferred Shares and at each subsequent annual meeting of shareholders until all such dividends and dividends for the then current quarterly period on our

Series A Preferred Shares and such other Voting Preferred Shares have been paid or declared and set aside for payment. Whenever all arrears in dividends on our Series A Preferred Shares and the Voting Preferred Shares then outstanding have been paid and full dividends on our Series A Preferred Shares and the Voting Preferred Shares for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of our Series A Preferred Shares and the Voting Preferred Shares to elect two additional board members will cease, the terms of office of the board members will forthwith terminate and the number of members of the Board of Trustees will be reduced accordingly. If the rights of the holders of our Series A Preferred Shares and the Voting Preferred Shares to elect the two additional board members terminate after the record date for the determination of holders of our Series A Preferred Shares and Voting Preferred Shares entitled to vote in any election of such board members, but before the closing of the polls in such election, holders of our Series A Preferred Shares and Voting Preferred Shares outstanding as of such record date will not be entitled to vote in such election of board members. However, the right of the holders of our Series A Preferred Shares and the Voting Preferred Shares to nominate or elect the additional board members will again vest if and whenever six quarterly dividends are in arrears, as described above. In no event shall the holders of Series A Preferred Shares be entitled pursuant to these voting rights to elect a trustee that would cause us to fail to satisfy a requirement relating to trustee independence of any national securities exchange on which any class or series of our shares are listed. In class votes with other Voting Preferred Shares, preferred shares of different series shall vote in proportion to the liquidation preference of the preferred shares.

The additional trustees will be elected by a plurality of the votes cast in the election of such trustees, and each such trustee will serve until the next annual meeting of our shareholders and until his or her successor is duly elected and qualified, or until such trustee’s term of office terminates as described above. Any trustee elected by the holders of our Series A Preferred Shares and any class or series of Voting Preferred Shares may be removed only by a vote of the holders of a majority of the outstanding Series A Preferred Shares and all classes and series of Voting Preferred Shares with which the holders of our Series A Preferred Shares are entitled to vote together as a single class in the election of such trustees. At any time that the holders of our Series A Preferred Shares are entitled to vote in the election of the two additional trustees, holders of our Series A Preferred Shares will be entitled to vote in the election of a successor to fill any vacancy on our board of trustees that results from the removal of such a trustee.

At any time that holders of our Series A Preferred Shares have the right to elect two additional trustees as described above but such trustees have not been elected, our secretary must call a special meeting for the purpose of electing the additional trustees upon the written request of the holders of record of 10% of the outstanding Series A Preferred Shares and all classes and series of Voting Preferred Shares with which the holders of Series A Preferred Shares are entitled to vote together as a single class with respect to the election of such trustees, unless such a request is received less than 90 days before the date fixed for the next annual meeting of our shareholders, in which case, the additional trustees may be elected at such annual meeting or at a separate special meeting of our shareholders.

In addition, the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Shares, voting separately as a class with holders of all other similarly-affected classes and series of Parity Shares upon which like voting rights have been conferred and with which holders of Series A Preferred Shares are entitled to vote as a single class on such matters, either at a meeting of shareholders or by written consent, is required (i) to amend, alter or repeal any provisions of our declaration of trust or the Series A Preferred Shares Articles Supplementary, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of our Series A Preferred Shares, unless in connection with any such amendment, alteration or repeal, our Series A Preferred Shares remain outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or are converted into or exchanged for preferred shares of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of our Series A Preferred Shares, or (ii) to authorize, create, or increase the authorized amount of any class or series of shares of beneficial interest having rights senior to our Series A Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the other series of Voting Preferred Shares, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected is required). However, we may create additional classes of Parity Shares and Junior Shares, amend our declaration of trust to increase the authorized number of Parity Shares (including our Series A Preferred Shares) and Junior Shares and issue additional series of Parity Shares and Junior Shares without the consent of any holder of Series A Preferred Shares.

So long as any Series A Preferred Shares remain outstanding, the holders of Series A Preferred Shares, voting together as a single class with the holders of all other classes and series of Parity Shares upon which like voting rights have been conferred and with which holders of Series A Preferred Shares are entitled to vote together as a single class, also will have the exclusive right to vote on any amendment to our declaration of trust on which holders of our Series A Preferred Shares are entitled to vote and that would alter only the contract rights, as expressly set forth in our declaration of trust, of the Series A Preferred Shares and such other class(es) and series of Parity Shares, and the holders of any other class(es) or series of our capital shares will not be entitled to vote on such an amendment.

The voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding Series A Preferred Shares.

In any matter in which the Series A Preferred Shares may vote, each Series A Preferred Share shall entitle the holder to cast one vote per $25 of liquidation preference (excluding amounts with respect to accrued and unpaid dividends). As a result, each Series A Preferred Share will entitle the holder to cast one vote.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series A Preferred Shares are outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Shares, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series A Preferred Shares. We will mail (or otherwise provide) the information to the holders of Series A Preferred Shares within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act.

Restrictions on Ownership

Our declaration of trust, subject to certain exceptions, contains certain restrictions on the number of our shares of beneficial interest that a person may own or be treated as owning under applicable attribution rules. Our declaration of trust generally provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 8.75% (by value or number of shares, whichever is more restrictive) of our outstanding common shares or (ii) 8.75% by value of our outstanding shares of beneficial interest of all classes. In addition, pursuant to the Articles Supplementary setting forth the terms of the Series A Preferred Shares, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (by value or number of shares, whichever is more restrictive) of our Series A Preferred Shares. Unless the applicable ownership limitation is waived by our board of trustees prior to transfer, any transfer of our Series A Preferred Shares that would violate the ownership limitation will be null and void, and the intended transferee will acquire no rights in such shares. Series A Preferred Shares that would otherwise beheld in violation of the ownership limit will be designated as “shares-in-trust” and transferred automatically to a trust effective on the day before the purported transfer or other event giving rise to such excess ownership. The beneficiary of the trust will be one or more charitable organizations named by us. The ownership limitation provisions also may make our Series A Preferred Shares an unsuitable investment vehicle for any person seeking to obtain, either alone or with others as a group, ownership of (i) more than 9.8% of the number or value of our outstanding Series A Preferred Shares or (ii) more than 8.75% in value of our outstanding shares of all classes.

Subject to the other restrictions on ownership and transfer set forth in our declaration of trust, our board of trustees will exempt (prospectively or retroactively) a person from the Series A Preferred Share ownership limit if the ownership of Series A Preferred Shares in excess of such limit is solely the result of a conversion of some Series A Preferred Shares to common shares pursuant to the Change of Control Conversion Right.

Notwithstanding any other provision of our Series A Preferred Shares, no holder of our Series A Preferred Shares will be entitled to convert such Series A Preferred Shares for our common shares to the extent that receipt of such common shares would cause such holder (or any other person) to exceed the share ownership limits contained in our declaration of trust and the Articles Supplementary setting forth the terms of the Series A Preferred Shares.

Listing

Our Series A Preferred Shares currently are listed on the NYSE under the symbol “FPOPrA.” Application will be made to list the additional shares offered by this prospectus supplement on the NYSE under the same symbol.

Book-Entry Procedures

The Depository Trust Company, which we refer to herein as DTC, acts as securities depositary for our Series A Preferred Shares. Our Series A Preferred Shares are maintained in book-entry form registered in the name of the nominee of DTC, except in limited circumstances. We will not issue certificates to you for our Series A Preferred Shares that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in our Series A Preferred Shares will pass by book-entry registration of the transfer within the records of DTC in accordance with their respective procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC.

Each person owning a beneficial interest in our Series A Preferred Shares must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of our Series A Preferred Shares.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, referred to as Direct Participants, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, referred to as Indirect Participants. The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase our Series A Preferred Shares within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for our Series A Preferred Shares on DTC’s records. You, as the actual owner of our Series A Preferred Shares, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts Series A Preferred Shares are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased our Series A Preferred Shares should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of our Series A Preferred Shares in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing our Series A Preferred Shares.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our declaration of trust, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Redemption notices will be sent to Cede & Co. If less than all of the Series A Preferred Shares are being redeemed, DTC will reduce each Direct Participant’s holdings of Series A Preferred Shares in accordance with its procedures. Notices regarding the occurrence of a Change of Control will also be sent to Cede & Co.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to our Series A Preferred Shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts our Series A Preferred Shares are credited on the record date, which are identified in a listing attached to the omnibus proxy.

Dividend payments on our Series A Preferred Shares will be made directly to the nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to our Series A Preferred Shares at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to our Series A Preferred Shares. In that event, we will print and deliver certificates in fully registered form for our Series A Preferred Shares. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue our Series A Preferred Shares in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures.     Initial settlement for our Series A Preferred Shares will be made in immediately available funds. Secondary market trading between DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

The transfer agent, registrar, dividend disbursing agent and redemption agent for our Series A Preferred Shares is American Stock Transfer & Trust Company, LLC.

ADDITIONAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion supplements the discussion under the heading “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus. The following is a summary of certain additional federal income tax consequences with respect to the ownership of our Series A Preferred Shares.

The U.S. federal income tax treatment of holders of our Series A Preferred Shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder of holding our Series A Preferred Shares will depend on the shareholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our Series A Preferred Shares.

Taxation of First Potomac Realty Trust

The law firm of Hogan Lovells US LLP has acted as our tax counsel in connection with the offering. We have received an opinion of Hogan Lovells US LLP to the effect that our organization and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for our taxable year ended December 31, 2006, and thereafter. It must be emphasized that the opinion of Hogan Lovells US LLP is based on various assumptions relating to our organization and operation, and is conditioned upon factual representations and covenants made by our management regarding our organization, assets, income, the present and future conduct of our business operations, and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Hogan Lovells US LLP or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued. Hogan Lovells US LLP will have no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Hogan Lovells US LLP’s opinion does not foreclose the possibility that we may have to utilize one or more of the REIT savings provisions discussed in the prospectus, which could require us to pay an excise or penalty tax (which could be significant in amount) in order for us to maintain our REIT qualification.

Our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual (or, in some cases, quarterly) operating results, the various requirements under the Code that are described in this discussion. These requirements apply to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels, and the diversity of ownership of our Series A Preferred Shares. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by us that we will satisfy such requirements.

Taxation of Shareholders

Taxation of Taxable U.S. Shareholders

Redemptions of Our Series A Preferred Shares.    Whenever we redeem any Series A Preferred Shares, the treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of our Series A Preferred Shares to a holder of such Series A Preferred Shares can only be determined on the basis of the particular facts as to each holder at the time of redemption. In general, a holder of our Series A Preferred Shares will recognize capital gain or loss measured by the difference between the amount received by the holder of such shares upon the redemption and such holder’s adjusted tax basis in the

Series A Preferred Shares redeemed (provided the Series A Preferred Shares are held as a capital asset) if such redemption (i) is “not essentially equivalent to a dividend” with respect to the holder of the Series A Preferred Shares under Section 302(b)(1) of the Code, (ii) results in a “complete termination” of the holder’s interest in all classes of our shares under Section 302(b)(3) of the Code, or (iii) or (iii) results in a “complete termination” of the holder’s interest in all classes of our shares under Section 302(b)(3) of the Code. In applying these tests, there must be taken into account not only any series or class of the preferred shares being redeemed, but also such holder’s ownership of other classes of our shares and any options (including stock purchase rights) to acquire any of the foregoing. The holder of our Series A Preferred Shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

If the holder of Series A Preferred Shares owns (actually or constructively) none of our voting shares, or owns an insubstantial amount of our voting shares, based upon current law, it is probable that the redemption of Series A Preferred Shares from such a holder would be considered to be “not essentially equivalent to a dividend.” However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a holder of our Series A Preferred Shares intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation.

Satisfaction of the “substantially disproportionate” and “complete termination” exceptions is dependent upon compliance with the respective objective tests set forth in Section 302(b)(2) and Section 302(b)(3) of the Code. A distribution to a holder of Series A Preferred Shares will be “substantially disproportionate” if the percentage of our outstanding voting shares actually and constructively owned by the shareholder immediately following the redemption of the Series A Preferred Shares (treating Series A Preferred Shares redeemed as not outstanding) is less than 80% of the percentage of our outstanding voting shares actually and constructively owned by the shareholder immediately before the redemption, and immediately following the redemption the shareholder actually and constructively owns less than 50% of the total combined voting power of the Company. Because the Company’s Series A Preferred Shares are nonvoting shares, a shareholder would have to reduce such holder’s holdings (if any) in our classes of voting shares to satisfy this test.

If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our Series A Preferred Shares will be treated as a distribution on our shares as described under “Taxation of Shareholders — Taxation of Taxable U.S. Shareholders — Distributions Generally,” and “Taxation of Non-U.S. Shareholders — Distributions Generally” in the accompanying prospectus. If the redemption of a holder’s Series A Preferred Shares is taxed as a dividend, the adjusted basis of such holder’s redeemed Series A Preferred Shares will be transferred to any other shares held by the holder. If the holder owns no other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

With respect to a redemption of our Series A Preferred Shares that is treated as a distribution with respect to our shares, which is not otherwise taxable as a dividend, the IRS has proposed Treasury regulations that would require any basis reduction associated with such a redemption to be applied on a share-by-share basis which could result in taxable gain with respect to some shares, even though the holder’s aggregate basis for the shares would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend). Additionally, these proposed Treasury regulations would not permit the transfer of basis in the redeemed shares of the Series A Preferred Shares to the remaining shares held (directly or indirectly) by the redeemed holder. Instead, the unrecovered basis in our Series A Preferred Shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury regulations will ultimately be finalized.

Conversion of Our Series A Preferred Shares into Common Shares.    Except as provided below, a U.S. shareholder generally will not recognize gain or loss upon the conversion of our Series A Preferred Shares into our common shares. Except as provided below, a U.S. shareholder’s basis and holding period in the common shares received upon conversion generally will be the same as those of the converted Series A Preferred Shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional common share exchanged for cash). Any common shares received in a conversion that is attributable to accumulated and unpaid dividends on the converted Series A Preferred Shares will be treated as a distribution on our shares as described above in “— Taxation of Shareholders — Taxation of Taxable U.S. Shareholders — Distributions Generally.” Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the Series A Preferred Shares for more than one year. See “— Taxation of Shareholders — Taxation of Taxable U.S. Shareholders — Dispositions of Our Series A Preferred Shares.” U.S. shareholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common shares received on a conversion of Series A Preferred Shares for cash or other property.

Taxation of Non-U.S. Shareholders

Conversion of Our Series A Preferred Shares into Common Shares.    Except as provided below, a non-U.S. shareholder generally will not recognize gain or loss upon the conversion of our Series A Preferred Shares into our common shares, provided our Series A Preferred Shares do not constitute a U.S. real property interest (“USRPI”). Even if our Series A Preferred Shares do constitute a USRPI, provided our common shares also constitute a USRPI, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of our Series A Preferred Shares into our common shares provided certain reporting requirements are satisfied. Except as provided below, a non-U.S. shareholder’s basis and holding period in the common shares received upon conversion will be the same as those of the converted Series A Preferred Shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional common share exchanged for cash). Any common shares received in a conversion that are attributable to accumulated and unpaid dividends on the converted Series A Preferred Shares will be treated as a distribution on our shares as described under “— Taxation of Shareholders — Taxation of Non-U.S. Shareholders — Ordinary Income Dividends” in the accompanying prospectus. Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share as described under “— Taxation of Shareholders — Taxation of Non-U.S. Shareholders — Dispositions of Shares” in the accompanying prospectus. Non-U.S. shareholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common shares received on a conversion of Series A Preferred Shares for cash or other property.

Information Reporting and Backup Withholding Tax Applicable to Shareholders

U.S. Shareholders — Legislation Relating to Foreign Accounts.    Certain future payments made to “foreign financial institutions” and “non-financial foreign entities” may be subject to withholding at a rate of 30%. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of our Series A Preferred Shares. See “— Non-U.S. Shareholders — Withholding on Payments to Certain Foreign Entities” below.

Non-U.S. Shareholders — Withholding on Payments to Certain Foreign Entities.    On February 8, 2012, the Treasury Department issued proposed regulations relating to the Foreign Account Tax Compliance Act or “FATCA,” which was enacted in March of 2010. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our Series A Preferred Shares if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise excepted under FATCA. Under the proposed regulations, withholding is required (i) with respect to dividends on our Series A Preferred Shares beginning on January 1, 2014, and (ii) with respect to gross proceeds from a sale or other disposition of our Series A Preferred Shares that occurs on or after January 1, 2015.

Notwithstanding the foregoing, the proposed regulations will not be effective until issued in final form. There can be no assurance either as to when final regulations relating to FATCA will be issued or as to the particular form that those final regulations might take. If withholding is required under FATCA on a payment related to our Series A Preferred Shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). We will not pay any additional amounts in respect of amounts withheld under FATCA. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement with Wells Fargo Securities, LLC, as representative of the underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the number of Series A Preferred Shares set forth opposite its name in the table below.

Underwriter	Number of Shares
Wells Fargo Securities, LLC	760,000
KeyBanc Capital Markets Inc.	160,000
Morgan Stanley & Co. LLC	160,000
Raymond James & Associates, Inc.	160,000
RBC Capital Markets, LLC	160,000
BMO Capital Markets Corp	80,000
PNC Capital Markets LLC	80,000
U.S. Bancorp Investments, Inc.	40,000

Total	1,600,000

Under the terms of the underwriting agreement, the underwriters are committed, severally and not jointly, to purchase all of these Series A Preferred Shares if any shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify severally the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The underwriting agreement provides that the underwriters’ obligations to purchase the Series A Preferred Shares depend on the satisfaction of the conditions contained in the underwriting agreement. The conditions contained in the underwriting agreement include the requirement that the representations and warranties made by us to the underwriters are true and correct, that there is no material adverse change in the financial condition, earnings, business or operations of us and our subsidiaries, considered as one enterprise, and that we deliver to the underwriters customary closing documents.

The underwriters propose to offer our Series A Preferred Shares directly to the public at $25.2045 per share and to certain dealers at such price less a concession not in excess of $0.50 per share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per share to other dealers. If all of the Series A Preferred Shares are not sold at the public offering price, the representative of the underwriters may change the public offering price and the other selling terms. The offering of the Series A Preferred Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the per share and total underwriting discount that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Series A Preferred Shares.

	Per Share	Total Without Option Exercised	Option Exercised
Underwriting discount	0.7875	1,260,000	1,417,500

We estimate that the total expenses related to this offering payable by us, excluding the underwriting discount, will be approximately $300,000.

We have granted the underwriters an option to purchase up to 200,000 additional Series A Preferred Shares at the public offering price less the underwriting discount and less an amount per share equal to any distributions per share payable by us on our Series A Preferred Shares that are not payable by us on these option shares. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional Series A Preferred Shares proportionate to that underwriter’s initial amount reflected in the above table.

We have agreed not to, directly or indirectly, (i) offer, pledge, sell, contract to sell, grant any option to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, any of our Series A Preferred Shares or any preferred shares ranking on par with or senior to the Series A Preferred Shares or any options or warrants to acquire Series A Preferred Shares or securities exchangeable or exercisable for or convertible into Series A Preferred Shares or preferred shares ranking on par with or senior to the Series A Preferred Shares; (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Series A Preferred Shares or such parity or senior preferred shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Series A Preferred Shares, such parity or senior preferred shares, in cash or otherwise; or (iii) announce the offering of, or file or cause to be filed any registration statement under the Securities Act with respect to, any Series A Preferred Shares or any preferred shares ranking on par with or senior to the Series A Preferred Shares or any options or warrants to acquire Series A Preferred Shares or securities exchangeable or exercisable for or convertible into Series A Preferred Shares or preferred shares ranking on par with or senior to the Series A Preferred Shares for a period of 60 days after the date of this prospectus supplement without the prior written consent of the representative.

Notwithstanding the foregoing, if (i) during the last 17 days of the 60-day restricted period we issue an earnings release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the 60-day restricted period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day period, the above restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Our Series A Preferred Shares currently are listed on the NYSE under the symbol “FPOPrA.” Application will be made to list the additional shares offered by this prospectus supplement on the NYSE under the same symbol.

Until the distribution of Series A Preferred Shares is completed, the SEC rules may limit the underwriters and selling group members from bidding for and purchasing our Series A Preferred Shares. However, the underwriters may engage in transactions that stabilize the price of the Series A Preferred Shares, such as bids or purchases of shares in the open market while the offering is in progress to peg, fix, or maintain that price. These transactions may also include short sales and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional Series A Preferred Shares from us in the offering. The underwriters may reduce that short position by purchasing Series A Preferred Shares in the open market and by exercising all or part of the over-allotment option described above. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional Series A Preferred Shares pursuant to the option granted to them. “Naked” short sales are any sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing Series A

Preferred Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series A Preferred Shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor the underwriters make any representation or prediction as to the effect the transactions described above may have on the price of the Series A Preferred Shares. Any of these activities may have the effect of preventing or retarding a decline in the market price of our Series A Preferred Shares. They may also cause the price of our Series A Preferred Shares to be higher than the price that would otherwise exist on the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them without notice at any time.

Affiliates of Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc., PNC Capital Markets LLC and U.S. Bancorp Investments, Inc., which are underwriters in this offering, are lenders under our unsecured revolving credit facility and may therefore receive a portion of the net proceeds from this offering through the partial repayment of indebtedness under the unsecured revolving credit facility. See “Use of Proceeds” in this prospectus supplement. Affiliates of Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc. and PNC Capital Markets LLC also act as agents in connection with the credit facility and have received and will continue to receive customary compensation in connection with the credit facility.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series A Preferred Shares offered hereby. Any such short positions could adversely affect future trading prices of the Series A Preferred Shares offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

LEGAL MATTERS

Certain legal and U.S. federal income tax matters in connection with this offering will be passed upon for us by Hogan Lovells US LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by DLA Piper LLP (US).

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements and schedule of First Potomac Realty Trust as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, and the statement of revenues and certain expenses for the year ended December 31, 2009 of 500 First Street, NW, the statement of revenues and certain expenses for the period from July 1, 2009 to December 31, 2009 of Redland Corporate Center, and the statements of revenues and certain expenses for the year ended December 31, 2010 of 840 First Street, NE and One Fair Oaks, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2011, expresses an opinion that First Potomac Realty Trust did not maintain effective internal control over financial reporting as of December 31, 2011 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management did not operate controls over compliance with financial covenants under the terms of its debt agreements.

HOW TO OBTAIN MORE INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information we file with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings are also available to the public on the Internet, through a website maintained by the SEC at http://www.sec.gov. In addition, you can inspect and copy reports, proxy statements and other information concerning First Potomac Realty Trust at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our common shares (symbol: “FPO”) are listed.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference in this prospectus supplement or the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement, the accompanying prospectus, or information we later file with the SEC, modifies or replaces that information.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, unless specifically stated otherwise, prior to completion of the offering of Series A Preferred Shares described in this prospectus supplement.

•	Annual Report on Form 10-K for the year ended December 31, 2011;

•	Current Reports on Form 8-K filed on July 1, 2011, January 3, 2012 and February 2, 2012; and

•	the description of our Series A Preferred Shares included in our Registration Statement on Form 8-A filed with the SEC on January 18, 2011.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC, including any Current Report on Form 8-K furnished under Item 2.02 or Item 7.01) after the date of this prospectus supplement and prior to the termination of the offering of the securities covered by this prospectus supplement, are incorporated by reference herein.

To obtain a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) please contact us in writing or by phone at:

First Potomac Realty Trust

7600 Wisconsin Avenue

Bethesda, Maryland 20814

(301) 986-9200

Our SEC filings also are available on our Internet website at http://www.first-potomac.com. The information on our website is not, and you must not consider the information to be, a part of this prospectus supplement or the accompanying prospectus.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance with those requirements, we file reports and other information with the SEC. The reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can be obtained by mail from the Public Reference Section of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. In addition, our common shares are listed on the NYSE and we are required to file reports, proxy and information statements and other information with the NYSE. These documents can be inspected at the principal office of the NYSE, 20 Broad Street, New York, New York 10005. We have filed with the SEC a registration statement on Form S-3 (Registration File No. 333-175330) covering the securities offered by this prospectus supplement. You should be aware that this prospectus supplement does not contain all of the information contained or incorporated by reference in that registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the preceding paragraph. Statements contained in this prospectus supplement concerning the contents of any document we refer you to are not necessarily complete, and in each instance we refer you to the applicable document filed with the SEC for more complete information.

PROSPECTUS

Common Shares

Preferred Shares

Depositary Shares

Warrants

Rights

We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	Common shares of beneficial interest, par value $0.001 per share, or common shares;

•	Preferred shares of beneficial interest, par value $0.001 per share, or preferred shares;

•	Depositary shares representing our preferred shares;

•	Warrants to purchase our common shares, preferred shares or depositary shares representing preferred shares; and

•	Rights to purchase our common shares.

We refer to our common shares, preferred shares, depositary shares, warrants and rights collectively as the “securities.” This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers on a continuous or delayed basis. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 52 of this prospectus. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common shares are listed on the New York Stock Exchange, or the NYSE, under the trading symbol “FPO.” On June 30, 2011, the last reported sale price of our common shares on the NYSE was $15.31 per share. Our executive offices are located at 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814 and our telephone number is (301) 986-9200.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus for certain risk factors to consider before you decide to invest in the securities offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated July 1, 2011.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, which we have referred you to in “Incorporation of Certain Information by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to First Potomac Realty Investment Trust, a Maryland real estate investment trust, together with its consolidated subsidiaries, including First Potomac Realty Investment Limited Partnership, a Delaware limited partnership, which we refer to in this prospectus as our “operating partnership.”

FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates by reference forward-looking statements that are subject to risks and uncertainties. These forward-looking statements are made in accordance with Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions may identify forward-looking statements. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you that while forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should not place undue reliance on our forward-looking statements.

For a detailed discussion of the risks and uncertainties that may cause our actual results of operations, performance or achievements to differ materially from those expressed or implied by forward-looking statements, see the section entitled “Risk Factors” beginning on page 10 of our Annual Report on Form 10-K for

ii

the fiscal year ended December 31, 2010 and in other documents that we may file from time to time in the future with the SEC. There are, however, a number of risks associated with the conduct of our business and the risks discussed in the section entitled “Risk Factors” beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2010, and in other documents that we may file from time to time in the future with the SEC, may not be exhaustive. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. All forward-looking statements should be reviewed with caution. Furthermore, we undertake no obligation to, and do not intend to, update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, of new information, data or methods or other changes, except to the extent required by applicable law.

iii

OUR COMPANY

We are a leader in the ownership, management, development and redevelopment of office and industrial properties in the greater Washington, D.C. region. At March 31, 2011, we wholly-owned or had a controlling interest in properties totaling 13.5 million square feet that were 81.9% occupied by 586 tenants. Excluding our fourth quarter 2010 acquisitions of Atlantic Corporate Park, which was vacant at acquisition, and Redland Corporate Center II, which was 99% vacant at acquisition, our consolidated portfolio was 84.6% occupied at March 31, 2011. We also had an ownership interest in properties totaling an additional 0.5 million square feet through four unconsolidated joint ventures and owned land that can accommodate approximately 1.7 million square feet of additional development, as of March 31, 2011. Our largest tenant is the U.S. Government. We derive substantially all of our revenue from leases of space within our properties, and for the year ended December 31, 2010, we had consolidated net revenues of approximately $140 million. We have elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code.

We strategically focus on acquiring and redeveloping properties that we believe can benefit from our intensive property management and seek to reposition these properties to increase their profitability and value. Our portfolio contains a mix of single-tenant and multi-tenant office and industrial properties as well as business parks. Office properties are single-story and multi-story buildings that are used primarily for office use; business parks contain buildings with office features combined with some industrial property space; and industrial properties generally are used as warehouse, distribution or manufacturing facilities.

We own our properties and conduct substantially all of our operations through our operating partnership, First Potomac Realty Investment Limited Partnership. As the sole general partner of our operating partnership, we have the power to manage and conduct our operating partnership’s business, subject to certain limitations described in the partnership agreement of our operating partnership. As of March 31, 2011, we owned a 95.5% interest in our operating partnership. The remaining interests in our operating partnership are owned by limited partners, including certain of our executive officers and trustees, who contributed properties and other assets to our operating partnership in exchange for limited partnership units.

Our executive offices are located at 7600 Wisconsin Avenue, 11th Floor, Bethesda, Maryland 20814, and our telephone number is (301) 986-9200. We maintain a website at http://www.first-potomac.com. The information on our website does not constitute a part of this prospectus.

RISK FACTORS

You should consider carefully the risks incorporated by reference in this prospectus, including under the heading “Risk Factors” beginning on page 10 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the other information contained in or incorporated by reference in this prospectus before deciding to invest in our securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. Although we have tried to discuss key factors, please be aware that these are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, the acquisition of additional properties, the development of properties, capital expenditures, redevelopment and/or improvements to properties in our portfolio and working capital.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred dividends for the three months ended March 31, 2011 and each of the last five fiscal years. For the purpose of computing the ratio of earnings to combined fixed charges and preferred dividends, and the amount of coverage deficiency, earnings have been calculated by adding fixed charges (excluding capitalized interest), to pre-tax income (loss) from continuing operations before noncontrolling interest in our operating partnership, distributions of income from equity investees, noncontrolling interest and income from majority-owned unconsolidated entities and deducting income from unconsolidated entities. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of debt issuance costs, fixed charges of majority-owned unconsolidated entities and estimated interest within rental expense. There were no preferred dividends for the years ended December 31, 2010, 2009, 2008, 2007 and 2006. This information below is given on an unaudited historical basis.

	Three Months Ended March 31, 2011	Years Ended December 31,
		2010	2009	2008	2007	2006
Ratio of earnings to combined fixed charges and preferred dividends	*	*	1.16	1.06	*	*

*	Fixed charges and preferred dividends exceeded earnings for the three months ended March 31, 2011 and for each of the years ended December 31, 2010, 2007 and 2006. The amounts of the deficiencies, or the fixed charge and preferred dividend amounts in excess of earnings, were $5.9 million for the three months ended March 31, 2011 and $9.4 million, $5.3 million and $0.8 million for the years ended December 31, 2010, 2007 and 2006, respectively.

DESCRIPTION OF COMMON SHARES

General

Our declaration of trust provides that we may issue up to 150,000,000 common shares of beneficial interest, par value $0.001 per share. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized common shares or the number of shares of any class or series without shareholder approval. As of June 29, 2011, 50,054,595 common shares were issued and outstanding.

Maryland law provides, and our declaration of trust provides, that none of our shareholders are personally liable for any of our obligations solely as a result of that shareholder’s status as a shareholder.

Voting Rights of Common Shares

Subject to the provisions of our declaration of trust regarding the restrictions on transfer of shares of beneficial interest and except as may be otherwise specified in the terms of any class or series of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of trustees.

Under the Maryland statute governing real estate investment trusts formed under the laws of that state, or the Maryland REIT law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity unless declared advisable by a majority of its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the real estate investment trust’s declaration of trust. Our declaration of trust provides that these actions (other than certain amendments to the provisions of our declaration of trust related to the term of office of trustees, the removal of trustees, the restrictions on ownership and transfer of our shares of beneficial interest, the voting rights of shareholders and the duration of our existence) may be taken if declared advisable by a majority of our board of trustees and approved by the vote of shareholders holding at least a majority of the votes entitled to be cast on the matter.

Dividends, Liquidation and Other Rights

Subject to the preferential rights of any other class or series of shares, including our 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares, or Series A Preferred Shares, and to the provisions of our declaration of trust regarding the restrictions on transfer and ownership of shares, holders of our common shares are entitled to receive dividends on such common shares if, as and when authorized by the board of trustees, and declared by us out of assets legally available therefor. Such holders also are entitled to share ratably in the assets of our company legally available for distribution to shareholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all debts and other liabilities of our company and any shares with preferential rights related thereto, including our Series A Preferred Shares.

Holders of shares of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our declaration of trust regarding the restrictions on transfer of shares, common shares will have equal dividend, liquidation and other rights.

Power to Classify and Reclassify Shares, Increase Authorized Shares and Issue Additional Shares

Our declaration of trust authorizes our board of trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued common shares and preferred shares of any series from time to time in one or more series, and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. As a result, our board of trustees could authorize the issuance of additional preferred shares that have priority over the common shares with respect to dividends, distributions and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of our common shares or otherwise might be in their best interest.

We believe that the power of our board of trustees to increase or decrease the number of authorized shares, issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to cause us to issue such classified or reclassified shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series will be available for issuance without further action by our shareholders, unless shareholder consent is required by applicable law or the rules of the NYSE, on which our common shares are traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common shares or otherwise be in their best interest. See “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws — Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is American Stock Transfer & Trust Co.

Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws

The following summary of certain provisions of Maryland law and of our declaration of trust and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our declaration of trust and bylaws. See “Where To Find Additional Information” for information on how to obtain documents from us, including our declaration of trust and bylaws.

Our Board of Trustees

Our declaration of trust and bylaws provide that the number of trustees of our company may be established by our board of trustees, but may not be fewer than one nor more than 15. Our board currently has seven trustees. Our bylaws provide that any vacancy (other than a vacancy created by an increase in the number of trustees) may be filled by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any vacancy created by an increase in the number of trustees shall be filled by a majority of the entire board of trustees at any regular meeting or at any special meeting called for that purpose. Any individual elected to fill such vacancy will serve until the next annual meeting of shareholders.

Pursuant to our declaration of trust and bylaws, each of our trustees is elected by our shareholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. Holders of our common shares have no right to cumulative voting in the election of trustees. Trustees are elected by a plurality of the votes cast.

Our bylaws will provide that at least a majority of our trustees must be “independent,” with independence being defined in the manner established by our board of trustees and in a manner consistent with listing standards established by the NYSE.

Removal of Trustees

Our declaration of trust and bylaws provide that a trustee may be removed, with or without cause, upon the affirmative vote of at least a majority of the votes entitled to be cast in the election of trustees. This provision, when coupled with the exclusive power of our board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under provisions of the MGCL that apply to Maryland real estate investment trusts, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any interested shareholder, or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Maryland law defines an interested shareholder as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust’s outstanding voting shares; or

•

an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding voting shares of the trust.

A person is not an interested shareholder under the statute if the board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. In approving a transaction, however, the board of trustees may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by the board of trustees.

After the five-year prohibition, unless, among other conditions, the trust’s common shareholders receive a minimum price (as described under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares, any business combination between the trust and an interested shareholder generally must be recommended by the board of trustees and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

•

two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a trust’s board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Our declaration of trust contains a provision opting out of the business combination provisions of the MGCL and, consequently, the five-year prohibition and, accordingly, the supermajority vote requirements will not apply to business combinations between us and an interested shareholder. As a result, any person who later becomes an interested shareholder may be able to enter into business combinations with our company without compliance by us with the supermajority vote requirements and the other provisions of the statute. We cannot assure you that the provision of our declaration of trust opting out of the business combination will not be amended or eliminated in the future.

Control Share Acquisitions

Maryland law provides that “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of shareholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares in a Maryland real estate investment trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition; (2) an officer of the trust; or (3) an employee of the trust who is also a trustee of the trust. “Control shares” are voting shares that, if aggregated with all other such shares previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, we may present the question at any shareholders meeting.

If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by Maryland law, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights, unless appraisal rights are eliminated under the declaration of trust. Our declaration of trust eliminates all appraisal rights of shareholders. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (2) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common shares. There is no assurance, however, that our board of trustees will not amend or eliminate such provision at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds shareholder vote requirement for removing a trustee;

•	a requirement that the number of trustees be fixed only by vote of the trustees;

•	a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•	a requirement that requires the request of the holders of at least a majority of all votes entitled to be cast to call a special meeting of shareholders.

Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we (1) vest in our board of trustees the exclusive power to fix the number of trusteeships, subject to the limitations set forth in our declaration of trust and bylaws, and to fill vacancies and (2) require, unless called by the chairman of our board of trustees, our president or our chief executive officer or our board of trustees, the written request of shareholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting to call a special meeting. We have not elected to create a classified board, and our declaration of trust and bylaws provide that a trustee may be removed, with or without cause, upon the affirmative vote of at least a majority of the votes entitled to be cast in the election of trustees. However, our board of trustees in the future may elect, without shareholder approval, to adopt these or one or more of the other provisions of Subtitle 8.

Amendment of Our Declaration of Trust and Bylaws and Approval of Extraordinary Transactions

Under the Maryland REIT law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity unless declared advisable by a majority of the board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the real estate investment trust’s declaration of trust. Our declaration of trust provides that such actions (other than certain amendments to the provisions of our declaration of trust related to the term of office of trustees, the removal of trustees, the restrictions on ownership and transfer of our shares of beneficial interest, the voting rights of shareholders and the duration of our existence) may be taken if declared advisable by a majority of our board of trustees and approved by the vote of shareholders holding a majority of the votes entitled to be cast on the matter.

Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Meetings of Shareholders

Under our bylaws, annual meetings of shareholders are to be held at a date and time as determined by our board of trustees. Special meetings of shareholders may be called only by a majority of the trustees then in office, by the chairman of our board of trustees, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the shareholders shall be called by our secretary upon the written request of shareholders entitled to cast not less than 50% of the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our bylaws provide that except as otherwise required by law or by the rules of the public securities exchange on which our shares are then traded, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of such meeting (but not to vote thereat) has waived in writing any right to dissent from such action.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders at the annual meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of trustees; or

•

by a shareholder who was a shareholder of record at the time of the provision of notice who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to our board of trustees may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of our board of trustees; or

•

provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who was a shareholder of record at the time of the provision of notice who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

The purpose of requiring shareholders to give advance notice of nominations and other proposals is to afford our board of trustees the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of trustees, to inform shareholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our shareholder meetings. Although our bylaws do not give our board of trustees the power to disapprove timely shareholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of trustees or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees to our board of trustees or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

The provisions of our declaration of trust on removal of trustees and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common shares or otherwise be in the best interests of our shareholders. Likewise, if our declaration of trust were amended to opt into the business combination provisions of the MGCL, or if our board of trustees opted into certain of the provisions of Subtitle 8 of Title 3 of the MGCL or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Share Ownership Limit

Subject to certain exceptions, our declaration of trust provides that no person may actually or constructively own more than 8.75% (by number or value, whichever is more restrictive) of our outstanding common shares, or 8.75% by value of our outstanding shares of beneficial interest of all classes. In addition, pursuant to the articles supplementary setting forth the terms of the Series A Preferred Shares, no person may actually or constructively own more than 9.8% (by value or number of shares, whichever is more restrictive) of our Series A Preferred Shares. For a detailed description of these restrictions, see “Restrictions on Ownership and Transfer.”

REIT Qualification

Our declaration of trust provides that, if our board of trustees determines that it is no longer in our best interests to qualify as a REIT, it shall take such actions as required by law to submit the matter to a vote of our shareholders. The affirmative vote of the holders of not less than a majority of the shares outstanding and entitled to vote thereon shall be required to terminate voluntarily our status as a REIT.

Indemnification and Limitation of Trustees’ and Officers’ Liability

The Maryland REIT law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Maryland REIT law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of a Maryland corporation. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation (and our bylaws obligate us) to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by such director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by such director or officer or on such director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Our declaration of trust authorizes us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify, and to pay or reimburse reasonable expenses to, each of our trustees, officers, employees, shareholders or agents (including any individual who, while a trustee, officer, employee, shareholder or agent, is or was serving, at our request, as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) from all claims and liabilities to which such person may become subject by reason of being or having been a trustee, officer, employee, shareholder or agent. Our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify:

•

any present or former trustee, officer or shareholder (including any individual who while a trustee or officer and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee), who has been successful, on the merits or otherwise, against reasonable expenses incurred by such person in the defense of a proceeding to which the trustee, officer or shareholder was made a party by reason of such status;

•	any present or former trustee or officer against any claim or liability to which such trustee or officer may become subject by reason of such status; and

•	any present or former shareholder against any claim or liability to which such person may become subject by reason of such person’s status as a present or former shareholder.

Our declaration of trust and bylaws also permit us, with the approval of our board of trustees, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Insofar as the foregoing provisions permit indemnification of trustees, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF PREFERRED SHARES

General

Our declaration of trust provides that we may issue up to 50,000,000 preferred shares of beneficial interest, par value $0.001 per share. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized preferred shares or the number of shares of any class or series without shareholder approval.

Outstanding Preferred Shares

As of the date of this prospectus, 4,600,000 preferred shares have been designated as 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares, all of which were issued and outstanding. No other preferred shares were issued and outstanding as of the date of this prospectus.

Our Series A Preferred Shares rank senior to our common shares with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up of our affairs. Dividends on our Series A Preferred Shares are cumulative and payable quarterly at the rate of 7.750% per annum per share of their $25.00 liquidation preference (equivalent to $1.9375 per annum per share). If we liquidate, dissolve or wind up our affairs, holders of our Series A Preferred Shares will have the right to receive $25 per share, plus an amount per share equal to all accrued and unpaid dividends (whether or not declared) to, but not including, the date of payment, before any payments are made to holders of our common shares or other junior securities. On and after January 18, 2016, we may, at our option, redeem our Series A Preferred Shares, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. In addition, upon certain changes of control of the company, holders of our Series A Preferred Shares will have the right to convert some or all their Series A Preferred Shares into our common shares at the conversion rate described in the articles supplementary setting forth the terms of the Series A Preferred Shares. Except in certain limited circumstances, holders of our Series A Preferred Shares have no voting rights.

Future Series of Preferred Shares

The following description sets forth certain general terms of the preferred shares to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our declaration of trust, the applicable articles supplementary that describes the terms of the related class or series of preferred shares, and our bylaws, each of which we will make available upon request.

Subject to the limitations prescribed by Maryland law and our declaration of trust and bylaws, our board of trustees is authorized to establish the number of shares constituting each series of preferred shares and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of trustees or duly authorized committee thereof.

The prospectus supplement relating to the series of preferred shares offered thereby will describe the specific terms of such securities, including:

•	the title and stated value of such preferred shares;

•	the number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred shares shall accumulate;

•	the procedures for any auction and remarketing, if any, for such preferred shares;

•	the provisions for a sinking fund, if any, for such preferred shares;

•	the provisions for repurchase or redemption, if applicable, of such preferred shares;

•	any listing of such preferred shares on any securities exchange;

•

the terms and conditions, if applicable, upon which such preferred shares will be convertible into our common shares, including the conversion price (or manner of calculation thereof) and conversion period;

•	a discussion of material federal income tax consequences applicable to such preferred shares;

•

any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

in addition to those limitations described herein, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT;

•	the voting rights of the preferred shares, if any; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred shares.

Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws

See “Description of Common Shares — Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred shares represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred shares converted into other securities.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing preferred shares so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our declaration of trust.

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

Voting of the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each shares of the related preferred shares shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.

Neither the preferred shares depositary nor us will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

Restrictions on Ownership

Holders of depositary receipts will be subject to the ownership restrictions of our declaration of trust. See “Restrictions On Ownership and Transfer.”

DESCRIPTION OF WARRANTS

We may offer by means of this prospectus warrants for the purchase of any of the types of securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title and issuer of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material federal income tax consequences; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our shareholders for the purchase of common shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the shareholders entitled to the rights distribution;

•	the aggregate number of common shares purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	a discussion of material federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order for us to qualify as a REIT under the Internal Revenue Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities such as qualified pension plans) at any time during the last half of our taxable year (other than the first year for which an election to be a REIT has been made).

In order to assist us in complying with the limitations on the concentration of ownership of REIT shares imposed by the Internal Revenue Code, our declaration of trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than (i) 8.75% (by number or value, whichever is more restrictive) of our outstanding common shares or (ii) 8.75% by value of our outstanding shares of beneficial interest of all classes. In addition, pursuant to the articles supplementary setting forth the terms of the Series A Preferred Shares, no person may beneficially or constructively own more than 9.8% (by value or number of shares, whichever is more restrictive) of our Series A Preferred Shares. However, Louis T. Donatelli and Douglas J. Donatelli, and certain persons related to either of them under the applicable ownership attribution rules, are generally permitted to own, in the aggregate, either directly or under applicable ownership attribution rules, up to 14.9% of (i) the lesser of the number or value of our outstanding common shares, and (ii) the value of our outstanding shares of beneficial interest of all classes. This 14.9% limitation is, however, reduced to 9.9% immediately prior to any time that (x) Louis T. Donatelli and Douglas J. Donatelli, together with the other related persons, constructively own, pursuant to applicable provisions of the Internal Revenue Code, in the aggregate, a 10% or greater interest in a direct or indirect tenant of our company from which the board of trustees anticipates that we will derive more than $200,000 in gross income during the current taxable year and (y) as a result of this ownership, we would be treated as constructively owning, pursuant to applicable provisions of the Internal Revenue Code, a 10% or greater interest in that direct or indirect tenant. We refer to the foregoing ownership limits collectively as the “Share Ownership Limits.”

In addition to the Share Ownership Limits, our declaration of trust prohibits any person from (a) beneficially or constructively owning our shares of beneficial interest if such ownership would result in our being “closely held” under Section 856(h) of the Internal Revenue Code, and (b) transferring our shares of beneficial interest if such transfer would result in our shares of beneficial interest being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest where such ownership will or may violate any of the foregoing restrictions on transferability and ownership, or any person to whom our shares of beneficial interest are transferred in a transaction that resulted in share ownership in violation of the foregoing ownership limitations is required to give notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of trustees, in its sole discretion, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the board of trustees, and upon at least 15 days written notice from a proposed transferee prior to the proposed transfer which, if consummated, would result in a violation of one or more of the Share Ownership Limits, and upon other conditions as the board of trustees may direct, may exempt a proposed transferee from the Share Ownership Limits. However, the board of trustees may not grant such an exemption to any person if such exemption (a) could cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, or (b) could result in any person or group of persons each of whom constructively own 10% or more of the value of the outstanding shares of beneficial interest, in the aggregate, constructively own, other than as a result of our direct or constructive ownership, a 10% or greater interest in a direct or indirect tenant of ours from whom the board of trustees anticipate that we will derive more than $200,000 in gross income during the current taxable year.

If any transfer of our shares of beneficial interest occurs which, if effective, would result in any person beneficially or constructively owning shares of beneficial interest in excess or in violation of the foregoing transfer or ownership limitations, then such transfer shall be void and the intended transferee shall acquire no rights in such shares; provided that this shall not preclude the settlement of transactions entered into through the facilities of the NYSE. If, as a result of a transfer of shares of beneficial interest or another event, there would be beneficial or constructive ownership of our shares of beneficial interest in excess or in violation of the transfer or ownership limitations described above, then that number of shares of beneficial interest the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded up to the nearest whole share) shall be automatically transferred to a “charitable” trust for the exclusive benefit of one or more charitable beneficiaries. The automatic transfer shall be deemed to be effective as of the close of business on the business day, as it is defined in the declaration of trust, prior to the date of the violative transfer or other event resulting in such excess ownership or violation. Shares of beneficial interest held in the charitable trust shall be issued and outstanding shares of beneficial interest. The person who would otherwise have beneficially owned the shares of beneficial interest transferred to such charitable trust shall not benefit economically from ownership of any shares of beneficial interest held in such charitable trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of beneficial interest held in such charitable trust. The trustee of the charitable trust shall have all voting rights and rights to dividends or other distributions with respect to shares of beneficial interest held in the charitable trust, which rights shall be exercised for the exclusive benefit of the beneficiary. Any dividend or other distribution paid prior to our discovery that shares of beneficial interest have been transferred to the charitable trust shall be paid by the recipient of such dividend or distribution to the trustee of the charitable trust, and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee of the charitable trust. Any dividend or distribution so paid to the trustee of the charitable trust shall be held in trust for the charitable beneficiary. The person who would otherwise have beneficially owned the shares of beneficial interest transferred to such charitable trust shall have no voting rights with respect to shares of beneficial interest held in the charitable trust and, subject to Maryland law, effective as of the date that such shares of beneficial interest have been transferred to the charitable trust, the trustee shall have the authority, at the trustee’s sole discretion, (i) to rescind as void any vote cast with respect to such shares prior to our discovery that such shares have been transferred to the charitable trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible trust action, then the trustee shall not have the authority to rescind and recast such vote.

Within 20 days of receiving notice from us that shares of beneficial interest have been transferred to the charitable trust, the trustee shall sell the shares of beneficial interest held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in the declaration of trust. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the person who would otherwise have held the shares of beneficial interest transferred to the charitable trust and to the charitable beneficiary as follows: The person who would otherwise have held the shares of beneficial interest transferred to the charitable trust shall receive the lesser of (i) the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust or (ii) the price paid by the person who would otherwise have held the shares of beneficial interest transferred to the charitable trust in the transaction giving rise to the transfer of such shares of beneficial interest to the charitable trust, or, if such person did not give value for the shares of beneficial interest in such transaction, the market price (as defined in the declaration of trust) of such shares on the day of the event causing the shares to be held in the charitable trust. Any net sale proceeds in excess of the amount payable to the person who would otherwise have held the shares of beneficial interest transferred to the charitable trust shall be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of beneficial interest have been transferred to the charitable trust, such shares are sold by a person who would otherwise have held the shares of beneficial interest transferred to the charitable trust, then (i) such shares shall be deemed to have been sold on behalf of the charitable trust and (ii) to the extent that the person who would otherwise have held the shares of beneficial interest transferred to the charitable trust received an amount for such shares that exceeds the amount that such person was entitled to receive pursuant to the second preceding sentence, such excess shall be paid to the trustee upon demand.

In addition, shares of beneficial interest held in the charitable trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a transaction or other event not involving a market price per share, the market price at the time of such transaction or other event) and (ii) the market price on the date we, or our designee, accept such offer. We shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the transaction or other event that resulted in shares being held in the charitable trust and (ii) the date our board of trustees determines in good faith that a transaction or other event resulting in shares being held in the charitable trust has occurred if we do not receive a notice of such transaction or other event in accordance with the requirements of the declaration of trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the person who would otherwise have held the shares of beneficial interest transferred to the charitable trust.

All certificates representing our shares of beneficial interest bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our shares of beneficial interest, within 30 days after January 1 of each year, is required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of beneficial interest which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with our ownership limits. In addition, each shareholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, deter or prevent a transaction or a change in control that might involve a premium price for holders of our common shares or otherwise be in the best interest of our shareholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section summarizes the federal income tax considerations reasonably anticipated to be material to prospective holders in connection with the purchase, ownership and disposition of common shares, preferred shares, and depositary shares of the Company (collectively, the “securities”). As used in this section, the terms “we” and “our” refer solely to First Potomac Realty Trust and not to our subsidiaries and affiliates which have not elected to be taxed as REITs under the Internal Revenue Code. An applicable prospectus supplement will contain information about additional federal income tax considerations, if any, relating to particular offerings of common shares, preferred shares, depositary shares, warrants, subscription rights, preferred share purchase rights or other securities of the Company. This discussion is not exhaustive of all possible tax considerations and does not purport to discuss all aspects of federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	A tax-exempt organization, except to the extent discussed below in “— Taxation of Shareholders — Taxation of Tax-Exempt U.S. Shareholders;

•	A broker-dealer;

•	A non-U.S. shareholder (as defined below), except to the extent discussed below in “— Taxation of Shareholders — Taxation of Non-U.S. Shareholders”;

•	A trust, estate, regulated investment company, REIT, financial institution, insurance company or S corporation;

•	A person subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	A person holding our securities as part of a “hedge,” “straddle,” “conversion transaction,” “synthetic security” or other integrated investment;

•	A person holding our securities through a partnership or similar pass-through entity;

•	A person holding 10% or more (by value or vote) of our outstanding securities;

•	A person who receives our securities through the exercise of employee share options or otherwise as compensation; or

•	A U.S. expatriate.

In addition,

•	This summary does not address state, local or non-U.S. tax considerations;

•	This summary deals only with investors that hold our securities as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code; and

•	This discussion is not intended to be, and should not be construed as, tax advice.

The statements in this section and the opinion of Hogan Lovells US LLP, described below, are based on the Internal Revenue Code, current, temporary and proposed Treasury Regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to the IRS interpretations and practices includes IRS’ practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury Regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election, and regarding potential changes in applicable tax laws.

Taxation of our Company

We elected to be taxed as a REIT under the federal income tax laws commencing with our short taxable year ended December 31, 2003. We believe that, commencing with such short taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code and intend to continue to operate in such a manner. However, no assurances can be given that our beliefs or expectations will be fulfilled, since qualification as a REIT depends on our continuing to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which depends, in part, on our operating results.

The sections of the Internal Revenue Code relating to qualification and operation as a REIT, and the federal income taxation of a REIT and its shareholders, are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions and the related rules and regulations.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning securities in a corporation. However, we will be subject to federal tax in the following circumstances:

•

We are subject to the corporate federal income tax on any “REIT taxable income,” including net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned. “REIT taxable income” is the otherwise taxable income of the REIT subject to certain adjustments, including a deduction for dividends paid.

•	We may be subject to the corporate “alternative minimum tax” on any items of tax preference, including any deductions of net operating losses.

•

We are subject to tax, at the highest corporate rate, on: net income from the sale or other disposition of “foreclosure property” that we hold primarily for sale to customers in the ordinary course of business, and other non-qualifying income from foreclosure property. In general, “foreclosure property” is property acquired by us as a result of having bid in a foreclosure or through other legal means subsequent to a default on a lease of such property or on an indebtedness secured by such property.

•

We are subject to a 100% tax on net income from “prohibited transactions.” In general, “prohibited transactions” are sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Requirements for Qualification — Gross Income Tests,” but our failure is due to reasonable cause and not due to willful neglect and we nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on the greater of (1) the amount by which 95% (or 90% for our 2003 and 2004 taxable years only) of our gross income exceeds the amount of our gross income qualifying under the 95% gross income test, (2) the amount by which we fail the 75% gross income test, or multiplied, in either case, by a fraction intended to reflect our profitability.

•

If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, then we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed and amounts retained but with respect to which federal income tax was paid.

•

If we fail any of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test), as described below under “— Requirements for Qualifications — Asset Tests,” as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we timely file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the amount determined by multiplying the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests by the highest tax rate applicable to corporations during this time period.

•

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, and we nonetheless maintain our qualification as a REIT because the requirements of certain relief provisions are satisfied, we will be required to pay a penalty of $50,000 for each such failure.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder), receive a credit or refund for its proportionate share of the tax we paid, and increase its basis in our shares.

•	We will be subject to a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

•

If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, carryover basis transaction, we will be liable for corporate income tax, at the highest applicable corporate rate, on the “built-in gain” with respect to those assets at the time we acquired them if we dispose of those assets within 10 years after acquiring them (provided no election is made for the transaction be currently taxable). “Built-in gain” is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquired the asset.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “— Requirements for Qualification — Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are subchapter C corporations, including taxable REIT subsidiaries, are subject to federal corporate income tax.

In addition, we and/or our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT, and we must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests, and (d) annual distribution requirements.

Organizational Requirements

A REIT is a corporation, trust or association that meets each of the following requirements:

1. It is managed by one or more trustees or directors;

2. Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3. It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code;

4. It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

5. At least 100 persons are beneficial owners of its shares or ownership certificates (determined without reference to any rules of attribution);

6. During the last half of any taxable year, not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities and as determined by applying certain attribution rules);

7. It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

8. It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

9. It meets certain other qualifications tests described below regarding the nature of its income and assets and the distribution of its income.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining information concerning the ownership of our outstanding securities in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. Our declaration of trust provides for restrictions regarding the ownership and transfer of our shares of beneficial interest so that we should continue to satisfy these requirements. The provisions of the declaration of trust restricting the ownership and transfer of our shares of beneficial interest are described in “Description of Capital Shares — Restrictions on Ownership and Transfer.”

For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our securities in proportion to their actuarial interests in the trust for purposes of requirement 6. We believe we have issued sufficient shares of beneficial interest with enough diversity of ownership to satisfy requirements 5 and 6 set forth above.

We may not qualify as a REIT for any year if at the close of such year we have undistributed “earnings and profits” accumulated in any non-REIT year for which we or our predecessor, First Potomac Realty Investment Trust, Inc., as the case may be, did not qualify as an S corporation for federal income tax purposes. Although we believe that we and our predecessor corporation qualified as an S corporation for federal income tax purposes for all tax years prior to our initial public offering, if it is determined that we or our predecessor corporation did not so qualify, we may inadvertently fail to qualify as a REIT. Any such failure to qualify may also prevent us from qualifying as a REIT for any of the following four taxable years.

Effect of Subsidiary Entities

Ownership of Qualified REIT Subsidiaries

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. A “qualified REIT subsidiary” is a corporation (including an entity which is treated as an association taxable as a corporation for federal income tax purposes), all of the capital stock of which is owned by the REIT and that has not elected to be a taxable REIT subsidiary. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. These entities are not subject to federal corporate income taxation, although they may be subject to state and local taxation in certain jurisdictions.

Ownership of Taxable REIT Subsidiaries

A REIT is permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries.” A taxable REIT subsidiary is a corporation subject to federal, and state, local or foreign income taxes where applicable, at applicable corporate rates. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. However, a taxable REIT subsidiary may not directly or indirectly operate or manage any hotels or health care facilities or, generally, provide to another person, under a franchise, license or otherwise, rights to any brand name under which any hotel or health care facility is operated. Although a taxable REIT subsidiary may not operate or manage a lodging facility, it may lease or own such a facility so long as the facility is a “qualified lodging facility” and is operated on behalf of the taxable REIT subsidiary by an “eligible independent contractor” (or, beginning with our 2009 taxable year, a health care facility).

We and a subsidiary must elect for the subsidiary to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary directly or indirectly owns more than 35% of the value or voting power of all outstanding stock of a corporation, the corporation will automatically also be treated as a taxable REIT subsidiary. Overall, no more than 20% (or, beginning with our 2009 taxable year, 25%) of the value of our assets may consist of securities of one or more taxable REIT subsidiaries, and no more than 25% of the value of our assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test. Rent we receive from our taxable REIT subsidiaries will qualify as “rents from real property” as long as at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related party tenants, and the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related party tenant. Any increased rent attributable to a modification of a lease with a controlled taxable REIT subsidiary will not be treated as “rents from real property.”

The taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to us to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and us or our tenants that are not conducted on an arm’s-length basis.

The income and assets of a taxable REIT subsidiary are not attributable to the REIT for purposes of satisfying the income and asset ownership requirements applicable to REIT qualification. We may engage in activities indirectly through a taxable REIT subsidiary as necessary or convenient to avoid obtaining the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, we would likely engage in activities through a taxable REIT subsidiary if we wished to provide services to unrelated parties which might produce income that does not qualify under the gross income tests described below. We might also dispose of an unwanted asset through a taxable REIT subsidiary as necessary or convenient to avoid the 100% tax on income from prohibited transactions. See description below under “Gross Income Tests — Prohibited Transactions Tax.”

We currently have one taxable REIT subsidiary, First Potomac TRS Holdings, Inc., which has not engaged in any business activities. Certain of our management activities may be conducted in the future through First

Potomac TRS Holdings, Inc. or another taxable REIT subsidiary which will be subject to federal and state income taxes on their net income at the standard corporate rates.

Ownership of Partnership Interests

An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership and any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, is treated as our assets and gross income for purposes of applying the various REIT qualification requirements. For purposes of the 10% value test (described in “— Requirements for Qualification — Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by a partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the partnership.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	“rents from real property;”

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain on the disposition of real property or mortgages on real property, in either case, not held for sale to customers; and

•

income derived from the temporary investment of new capital in stock or debt instruments during the one-year period following our receipt of the new capital that we raise through the issuance of our shares of beneficial interest or a public offering of our debt with a maturity date of at least five years.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock, and income from certain hedging instruments (during our 2004 and prior taxable years only) or any combination of these.

The following items of income are excluded from the computation of these gross income tests: (i) gross income from “prohibited transactions;” (ii) beginning with our 2005 taxable year, income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the 75% gross income test) and income and gain from “hedging transactions” entered into after July 30, 2008 that are clearly and timely identified as such will also be excluded from both the numerator and the denominator for purposes of the 75% gross income test; and (iii) certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property

Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met. Several conditions must be satisfied in order for rents received by a REIT to qualify as “rents from real property.” First, the rent must not be based in whole or in part on the income or profits of any person. Participating rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the leases are entered into;

•	are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, the rent will not qualify as “rents from real property” if, considering the relevant lease and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits. We have represented to Hogan Lovells US LLP that we intend to set and accept rents which are fixed dollar amounts or a fixed percentage of gross revenue, and not to any extent by reference to any person’s income or profits, in compliance with the rules above.

Second, we must not own, actually or constructively, 10% or more of the stock of any corporate tenant or the assets or net profits of any tenant, referred to as a related party tenant, other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our securities is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. We do not own any stock or any assets or net profits of any tenant directly. In addition, our declaration of trust prohibits transfers of our securities that would cause us to own actually or constructively, 10% or more of the ownership interests in a tenant. Based on the foregoing, we should never own, actually or constructively, 10% or more of any tenant other than a taxable REIT subsidiary. We have represented to Hogan Lovells US LLP that we will not rent any property to a related-party tenant. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our securities, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a tenant (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a taxable REIT subsidiary at some future date.

As described above, we currently have one taxable REIT subsidiary. Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a taxable REIT subsidiary will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than taxable REIT subsidiaries and related-party tenants, and (2) the amount paid by the taxable REIT subsidiary to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the taxable REIT subsidiary. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any taxable REIT subsidiary or related party tenant. Any increased rent attributable to a modification of a lease with a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock (a “controlled taxable REIT subsidiary”) will not be treated as “rents from real property.” If in the future we receive rent from a taxable REIT subsidiary, we will seek to comply with this exception.

Third, if a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds one percent of the total amount received by the REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is one percent or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” There are two exceptions to this rule. First, impermissible services can be provided by an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Second, we may own up to 100% of the stock of one or more taxable REIT subsidiaries, which may provide noncustomary services to our tenants without tainting our rents from the related properties. We have not performed, and do not intend to perform, any services other than customary ones for our tenants, other than services provided through independent contractors or taxable REIT subsidiaries.

Fourth, if a lease provides for the rental of both real and personal property and the portion of the rent attributable to personal property is 15% or less of the total rent due under the lease, then all rent paid pursuant to such lease qualifies as “rents from real property.” If, however, a lease provides for the rental of both real and personal property, and the portion of the rent attributable to personal property exceeds 15% of the total rent due under the lease, then no portion of the rent that is attributable to personal property will qualify as “rents from real property.” The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each of our leases, we believe that the personal property ratio generally is less than 15%. Where that is not, or may in the future not be, the case, we believe that any income attributable to personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus lose our REIT status.

Fifth, tenants may be required to pay, in addition to base rent, reimbursements for certain amounts we are obligated to pay to third parties (such as a lessee’s proportionate share of a property’s operational or capital expenses), penalties for nonpayment or late payment of rent or additions to rent. These and other similar payments should qualify as “rents from real property.” To the extent they do not, they should be treated as interest that qualifies for the 95% gross income test.

Interest Income

“Interest” generally will be non-qualifying for purposes of the 75% and 95% gross income tests if it depends in whole or in part on the income or profits of any person. However, interest based upon a fixed percentage or percentages of receipts or sales may qualify under the 75% and 95% gross income tests. To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to such participation feature will be treated as gain from the sale of the underlying property, which generally will be qualifying income for purposes of the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property in the hands of the borrower or us. We may receive interest payments from a taxable REIT subsidiary. These amounts interest are qualifying for purposes of the 95% gross income test but not necessarily the 75% gross income test. We do not anticipate that the amounts of interest derived from a taxable REIT subsidiary would affect our ability to continue to satisfy the 75% gross income test.

Prohibited Transactions Tax

A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•

the REIT has held the property for not less than four years (or, for sales made after July 30, 2008, two years) and for the production of rental income (unless such property was acquired through foreclosure or a deed in lieu of foreclosure or a lease termination);

•

the capitalized expenditures made by the REIT, or any partner of the REIT, during the four-year period (or, for sales made after July 30, 2008, two-year period) preceding the date of the sale that are includable in the basis of the property are less than 30% of the net selling prince of the property;

•

either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Internal Revenue Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) for sales made after July 30, 2008, the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•

in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least four years (or, for sales made after July 30, 2008, two years) for the production of rental income; and

•

if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provision in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.” We may, however, form or acquire a taxable REIT subsidiary to hold and dispose of those properties we conclude may not fall within the safe-harbor provisions.

Income from Foreclosure Property

We will be subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or leased property was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury). This period (as extended, if applicable) terminates, and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test (other than income and gain derived from foreclosure property), or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

on which any construction takes place on the property (other than completion of a building, or any other improvement, where more than 10% of the construction was completed before default became imminent); or

•

which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT (other than through an independent contractor from whom the REIT itself does not derive or receive any income).

Income from Hedging Transactions

From time to time, we may enter into hedging transactions with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Prior to our 2005 taxable year, any periodic income or gain from the disposition of any financial instrument for these or similar transactions to hedge indebtedness we incurred to acquire or carry “real estate assets” was qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent we hedged with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions should have been treated for the gross income tests. Beginning with our 2005 taxable year, to the extent that we enter into a transaction in the normal course of our business primarily to manage the risk of interest rate changes, price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets, any income or gain from the hedging transaction will be excluded from gross income for purposes of the 95% gross income test, and will not be treated as gross income for purposes of the 75% gross income test where such instrument was entered into after July 30, 2008, provided that we clearly and timely identifies such hedging transaction in the manner required under the Internal Revenue Code and the Treasury Regulations promulgated thereunder (a “qualifying hedging transaction”). Income arising from hedging transactions that are entered into to manage the risk of currency fluctuations will not be treated as qualifying income for purposes of the 95% gross income test, and will not be treated as gross income for purposes of the 75% gross income test where such instrument was entered into after July 30, 2008, provided we clearly identify the transaction as such before the close of the day on which it was acquired, originated, or entered into (or such other time as set forth in Treasury Regulations) (a “qualifying foreign currency transaction”). We currently intend to structure any hedging transactions in a manner that does not jeopardize our REIT status, although this determination depends on an analysis of the facts and circumstances concerning each hedging transaction.

Foreign Currency Gains

Certain foreign currency gains recognized after June 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes (i) foreign currency gain attributable to (A) any item of income or gain that is qualifying income for purposes of the 75% gross income test, (B) the acquisition or ownership of obligations secured by mortgages on real property or on interests in real property, or (C) becoming or being the obligor under obligations secured by mortgages on real property or interests in real property, or (ii) certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property.

Temporary Investment Income

For purposes of the 75% gross income test, temporary investment income generally constitutes qualifying income if such income is earned as a result of investing in new capital raised through the issuance of our common shares or certain long-term debt obligations in stock and debt obligations, but only for the one-year period beginning on the date we receive the new capital.

Failure to Satisfy Gross Income Tests

If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Prior to our 2005 taxable year, those relief provisions generally were available if:

•	our failure to meet these tests was due to reasonable cause and not to willful neglect;

•	we attached a schedule of the sources of our income to our tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

Beginning with our 2005 taxable year, those relief provisions will be available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, a schedule of the sources of our income is filed with the IRS in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether any failure to meet these tests will qualify for the relief provisions. As discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test, or (2) the excess of 95% (or 90% for our 2003 and 2004 taxable years only) of our gross income over the amount of gross income qualifying under the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

1. At least 75% of the value of our total assets must consist of: “real estate assets;” cash or cash items, including certain receivables; foreign currency that meets certain requirements under the Internal Revenue Code; and government securities. “Real estate assets” include interests in real property, mortgages secured by real estate assets, shares of other REITs, and stock or debt instruments held for less than one year purchased with the proceeds of an offering of shares or certain long-term debt obligations.

2. Not more than 25% of our total assets may be represented by securities, other than those described in paragraph 1 above.

3. Except for the securities described in paragraph 1 above and securities of taxable REIT subsidiaries and qualified REIT subsidiaries, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

4. Except for the securities described in paragraph 1 above and securities of taxable REIT subsidiaries and qualified REIT subsidiaries, we may not own more than 10% of the voting power of any one issuer’s outstanding securities.

5. Except for the securities described in paragraph 1 above, securities of taxable REIT subsidiaries and qualified REIT subsidiaries, and certain types of indebtedness that are not treated as securities for purposes of this test, we may not own more than 10% of the value of any one issuer’s outstanding securities.

6. No more than 25% of the value of our total assets (or, prior to our 2009 taxable year, 20% of the value of our total assets) may consist of the securities of one or more taxable REIT subsidiaries.

For purposes of the 5% asset test and the 10% vote or value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•

“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled taxable REIT subsidiary hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies: (A) a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and (B) a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•

Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the debt and equity securities of the partnership.

•

Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Requirements for Qualification — Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We monitor the status of our assets for purposes of the various asset tests and manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets.

If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by the disposition of sufficient non-qualifying assets within 30-days after the close of that quarter. The failure to satisfy the asset tests can be remedied even after the 30-day cure period. If we violate the 5% asset test or 10% vote or value test described above, we will not lose our REIT status if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million), and (ii) we dispose of sufficient assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we first identified the failure. In the event of any other failure of the asset tests beginning with our 2005 taxable year, we will not lose our REIT status if (i) the failure was due to reasonable cause and not to willful neglect, (ii) we file a description of each asset causing the failure with the IRS, (iii) we dispose of sufficient assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we first identify the failure, and (iv) we pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests. The applicable Treasury Regulations have yet to be issued. Thus, it is not possible to state with precision under what circumstances we would be entitled to the benefit of these provisions.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount not less than:

•

the sum of (a) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and (b) 90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (a) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (b) we declare the distribution in October, November, or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (a) are taxable to the shareholders in the year in which paid, and the distributions in clause (b) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted toward satisfying the annual distribution requirement for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents.

To the extent that we do not distribute all of our net capital gain or distribute at least 90% but less than 100% of our REIT taxable income within the periods described above, we will be subject to federal income tax on the retained portion at regular capital gain and ordinary corporate income tax rates.

If we were to recognize “built-in gain” (as defined below) on the disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C”

corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain net of the tax it would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of the asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash, including receipt of distributions from our subsidiaries and our inclusion of items of income for federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term borrowings, to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each shareholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation.

If we fail to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain income for the year, and

•	any undistributed taxable income from prior periods net of excess distributions from prior taxable periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid paying a penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding common shares. We intend to comply with these requirements.

Failure to Qualify as a Reit

Beginning with our 2005 taxable year, if we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests that have the specific mitigation clauses described above in “— Requirements for Qualification — Gross Income Tests” and “— Requirements for Qualification — Asset Tests,” we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure.

If we were to fail to qualify as a REIT in any taxable year and no relief provision applied, we would have the following consequences. We would be subject to federal income tax and any applicable alternative minimum tax at regular corporate rates applicable to regular “C” corporations on our taxable income, determined without reduction for amounts distributed to shareholders. We would not be required to make any distributions to shareholders, and any distributions to shareholders would be taxable as dividend income to the extent of our current and accumulated earnings and profits. In such event, to the extent of our current and accumulated earnings and profits, all distributions to our shareholders would be taxable as dividends, even if such dividends were attributable to our capital gain. Corporate shareholders may be eligible for a dividends-received deduction if certain conditions are satisfied. Individual shareholders may be eligible for the reduced long-term capital gain rate of 15% or less on such dividends if certain conditions are satisfied. Unless we qualified for relief under specific statutory provisions, we would not be permitted to elect taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Other Tax Consequences

Tax Aspects of Our Investments in Partnerships and Limited Liability Companies Generally

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investment in our operating partnership and any subsidiary partnerships or limited liability companies we form or acquire that are treated as partnerships for federal income tax purposes, each individually referred to as a “Partnership” and, collectively, as “Partnerships.” The following discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships

We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. We intend that each Partnership will be classified as a partnership for federal income tax purposes (or else a disregarded entity where there are not at least two separate beneficial owners).

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or a substantial equivalent). A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”).

Treasury regulations, referred to as PTP regulations, provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. For the determination of the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership should qualify for the private placement exclusion.

We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships (or disregarded entities, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we qualified for certain relief provisions. See “— Requirements for Qualification — Gross Income Tests” and “— Requirements for Qualification — Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Requirements for Qualification — Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and Their Partners

Partners, Not the Partnerships, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. We will therefore take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership. Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Contributed Properties

Income, gain, loss, and deduction attributable to (a) appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or (b) property revalued on the books of a partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss, referred to as “built-in gain” or “built-in loss,” is generally equal to the difference between the fair market value of the contributed or revalued property at the time of contribution or revaluation and the adjusted tax basis of such property at that time, referred to as a “book-tax difference.” Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Unless we as general partner select a different method, our operating partnership will use the traditional method for allocating items with respect to which there is a book-tax difference.

Basis in Partnership Interest

Our adjusted tax basis in any partnership interest we own generally will be:

•	the amount of cash and the basis of any other property we contribute to the partnership;

•	increased by our allocable share of the partnership’s income (including tax-exempt income) and our allocable share of indebtedness of the partnership; and

•

reduced, but not below zero, by our allocable share of the partnership’s loss, the amount of cash and the basis of property distributed to us, and constructive distributions resulting from a reduction in our share of indebtedness of the partnership.

Loss allocated to us in excess of our basis in a partnership interest will not be taken into account until we again have basis sufficient to absorb the loss. A reduction of our share of partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis. Distributions, including constructive distributions, in excess of the basis of our partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Depreciation Deductions Available to Partnerships

The initial tax basis of property is the amount of cash and the basis of property given as consideration for the property. A partnership in which we are a partner generally will depreciate property for federal income tax purposes under the modified accelerated cost recovery system of depreciation, referred to as MACRS. Under MACRS, the partnership generally will depreciate furnishings and equipment over a seven year recovery period using a 200% declining balance method and a half-year convention. If, however, the partnership places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. Tax legislation enacted in 2003 provides a first-year “bonus” depreciation deduction equal to 50% of the adjusted basis of qualified property placed in service after May 5, 2003, which includes “qualified leasehold improvement property” with a recovery period of less than 20 years, such as furnishings and equipment.

•

“Qualified leasehold improvement property” generally includes improvements made to the interior of nonresidential real property that are placed in service more than three years after the date the building was placed in service.

•

A first-year “bonus” depreciation deduction equal to 50% of the adjusted basis of qualified property is available for “qualified property” that is acquired after December 31, 2007 and before January 1, 2009, and that is placed in service before January 1, 2009. “Qualified property” includes qualified leasehold improvement property (as defined above) and property with a recovery period of less than 20 years such as furnishings and equipment.

Under MACRS, the partnership generally will depreciate buildings and improvements over a 39 year recovery period using a straight line method and a mid-month convention. In addition, certain qualified leasehold improvement property placed in service before January 1, 2006 will be depreciated over a 15 year recovery period using a straight line method and a half-year convention. The partnership’s initial basis in properties acquired in exchange for units of the partnership should be the same as the transferor’s basis in such properties on the date of acquisition. Although the law is not entirely clear, the partnership generally will depreciate such property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. The partnership’s tax depreciation deductions will be allocated among the partners in accordance with their respective interests in the partnership, except to the extent that the partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed or revalued properties that results in our receiving a disproportionate share of such deductions.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed or revalued properties will be allocated first to the partners who contributed the properties or who were partners at the time of revaluation, to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on contributed or revalued properties is the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution or revaluation. Any remaining gain or loss recognized by the Partnership on the disposition of contributed or revalued properties, and any gain or loss recognized by the Partnership on the disposition of other properties, will be allocated among the partners in accordance with their percentage interests in the Partnership. Our share of any Partnership gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. Income from a prohibited transaction may have an adverse effect on our ability to satisfy the gross income tests for REIT status. See “— Requirements for Qualification — Gross Income Tests.” We do not presently intend to acquire or hold, or to allow any Partnership to acquire or hold, any property that is likely to be treated as inventory or property held primarily for sale to customers in the ordinary course of our, or the Partnership’s, trade.

Taxation of Shareholders

Taxation of Taxable U.S. Shareholders

This section summarizes the taxation of U.S. shareholders that are not tax-exempt organizations. For these purposes, the term “U.S. shareholder” is a beneficial owner of our securities that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our securities, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our securities should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our securities by the partnership.

Distributions Generally

So long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits that are not designated as capital gains dividends or “qualified dividend income” will be taxable to our taxable U.S. shareholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations. For purposes of determining whether distributions to holders of shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to any outstanding preferred shares and then to our outstanding common shares. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates currently available to individual U.S. shareholders who receive dividends from taxable subchapter “C” corporations.

Distributions to Holders of Depositary Shares

Owners of depositary shares will be treated for federal income tax purposes as if they were owners of the underlying preferred shares represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for federal income tax purposes, income and deductions to which they would be entitled if they were direct holders of underlying preferred shares. In addition, (i) no gain or loss will be recognized for federal income tax purposes upon the withdrawal of certificates evidencing the underlying preferred shares in exchange for depositary receipts, (ii) the tax basis of each share of the underlying preferred shares to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefore, and (iii) the holding period for the underlying preferred shares in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares. For a discussion of the treatment of dividends and other distributions with respect to the preferred shares of the Company, see “— Taxation of Taxable U.S. Shareholders — Distributions Generally.”

Capital Gain Dividends

We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we properly designate as “capital gain dividends” will be taxable to our taxable U.S. shareholders as long-term capital gains without regard to the period for which the U.S. shareholder that receives such distribution has held its shares. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as capital gain. Corporate shareholders, however, may be required to treat up to 20% of some capital gain dividends as ordinary income. Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on these dividends.

We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case U.S. shareholders will be treated as having received, solely for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes that we paid on such undistributed capital gains. A U.S. shareholder will increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. shareholder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

•

a long-term capital gain distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 15% (through 2012, but scheduled to increase to 20% on or after January 1, 2013), and taxable to U.S. shareholders that are corporations at a maximum rate of 35%;

•	an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 25%, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted basis of the U.S. shareholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a U.S. shareholder’s shares of our shares, the U.S. shareholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “— Taxation of our Company” and “— Requirements for Qualification as a REIT — Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits.

Qualified Dividend Income

Through December 31, 2012, with respect to U.S. shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to shareholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders as capital gain, provided that the shareholder has held the shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares become ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

•	the qualified dividend income received by us during such taxable year from non-REIT corporations (including our taxable REIT subsidiaries);

•

the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

•

the excess of (i) any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a “C” corporation with respect to which the Company is required to pay U.S. federal income tax, over (ii) the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if (A) the dividends are received from (i) a U.S. corporation (other than a REIT or a RIC), (ii) any of our taxable REIT subsidiaries, or (iii) a “qualifying foreign corporation,” and (B) specified holding period requirements and other requirements are met. A foreign corporation (other than a “foreign personal holding company,” a “foreign investment company,” or “passive foreign investment company”) will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States. We generally expect that an insignificant portion, if any, of our distributions from us will consist of qualified dividend income. If we designate any portion of a dividend as qualified dividend income, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as qualified dividend income.

Passive Activity Losses and Investment Interest Limitations

Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our securities will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any “passive losses” against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. shareholder may elect, depending on its particular situation, to treat capital gain dividends, capital gains from the disposition of shares and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify shareholders regarding the portions of our distributions for each year that constitute ordinary income, return of capital and qualified dividend income.

Dispositions of Our Shares

If a U.S. shareholder sells, redeems or otherwise disposes of its shares in a taxable transaction, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the securities for tax purposes. In general, a U.S. shareholder’s adjusted basis will equal the U.S. shareholder’s acquisition cost, increased by the excess for net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on it and reduced by returns on capital.

In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of our securities will be subject to a maximum U.S. federal income tax rate of 15% (through 2012, but scheduled to increase to 20% on or after January 1, 2013), if our shares are held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2012, but scheduled to increase to 39.6% on or after January 1, 2013) if the stock is held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, Treasury regulations that would apply a capital gain tax rate of 25% (which is higher than the long-term capital gain tax rates for non-corporate U.S. shareholders) to a portion of capital gain realized by a non-corporate U.S. shareholder on the sale of the Company’s shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” U.S. shareholders should consult with their own tax advisors with respect to their capital gain tax liability.

Capital losses recognized by a U.S. shareholder upon the disposition of our securities that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our securities by a U.S. shareholder who has held the securities for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. shareholder as long-term capital gain.

If a shareholder recognizes a loss upon a subsequent disposition of our securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. U.S. shareholders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our securities, or transactions that we might undertake directly or indirectly.

Redemption of Preferred and Depositary Shares

Whenever we redeem any preferred or depositary shares, the treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of our preferred or depositary shares to a holder of such shares can only be determined on the basis of the particular facts as to each holder at the time of redemption. In general, a holder of our preferred or depositary shares will recognize capital gain or loss measured by the difference between the amount received by the holder of such shares upon the redemption and such holder’s adjusted tax basis in the shares redeemed (provided the preferred shares are held as a capital asset) if such redemption (i) results in a “complete termination” of the holder’s interest in all classes of our shares under Section 302(b)(3) of the Code, or (ii) is “not essentially equivalent to a dividend” with respect to the holder of the preferred shares under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only the shares being redeemed, but also such holder’s ownership of other classes and series of our securities and any options (including stock purchase rights) to acquire any of the foregoing. The holder of our preferred or depositary shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

If the holder of preferred or depositary shares owns (actually or constructively) none of our voting shares, or owns an insubstantial amount of our voting shares, based upon current law, it is probable that the redemption of shares from such a holder would be considered to be “not essentially equivalent to a dividend.” However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a holder of our preferred or depositary shares intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation. If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our preferred or depositary shares will be treated as a distribution on our shares as described under “Taxation of Shareholders — Taxation of Taxable U.S. Shareholders — Distributions Generally,” and “Taxation of Non-U.S. Shareholders — Distributions Generally.” If the redemption of a holder’s preferred or depositary shares is taxed as a dividend, the adjusted basis of such holder’s redeemed shares will be transferred to any other shares held by the holder. If the holder owns no other shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

With respect to a redemption of our preferred or depositary shares that is treated as a distribution with respect to our shares, which is not otherwise taxable as a dividend, the IRS has proposed Treasury regulations that would require any basis reduction associated with such a redemption to be applied on a share-by-share basis which could result in taxable gain with respect to some shares, even though the holder’s aggregate basis for the shares would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend). Additionally, these proposed Treasury regulations would not permit the transfer of basis in the redeemed shares of the preferred shares to the remaining shares held (directly or indirectly) by the redeemed holder. Instead, the unrecovered basis in our preferred or depositary shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury regulations will ultimately be finalized.

Conversion of Our Preferred Shares into Common Shares

Except as provided below, a U.S. shareholder generally will not recognize gain or loss upon the conversion of our preferred shares into our common shares. Except as provided below, a U.S. shareholder’s basis and holding period in the common shares received upon conversion generally will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common shares exchanged for cash). Any common shares received in a conversion that is attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution on our securities as described above in “— Taxation of Shareholders — Taxation of Taxable U.S. Shareholders — Distributions Generally.” Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the preferred shares for more than one year. See “— Taxation of Shareholders — Taxation of Taxable U.S. Shareholders — Dispositions of Our Shares.” U.S. shareholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common shares received on a conversion of preferred shares for cash or other property.

Medicare Tax on Unearned Income

The Health Care and Reconciliation Act of 2010 requires certain U.S. security holders that are individuals, estates or trusts to pay an additional 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of REIT shares, effective for taxable years beginning after December 31, 2012. U.S. shareholders should consult their own tax advisors regarding this legislation.

Taxation of Tax-Exempt U.S. Shareholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our securities as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the U.S. tax-exempt shareholder), (2) our securities are not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to “excess inclusion income,” distributions that we make and income from the sale of our securities generally should not give rise to UBTI to a U.S. tax-exempt shareholder.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, are subject to different UBTI rules, which generally require such shareholders to characterize distributions from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our securities. These shareholders should consult with their tax advisors concerning these set aside and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our shares could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless:

•

either (1) one pension trust owns more than 25% of the value of our stock, or (2) one or more pension trusts, each individually holding more than 10% of the value of our shares, collectively own more than 50% of the value of our shares; and

•

we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year. In which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “not closely held requirement” without relying upon the “look-through” exception with respect to pension trusts. As a result of certain limitations on the transfer and ownership of our common and preferred shares contained in our declaration of trust, we do not expect to be classified as a “pension-held REIT,” and accordingly, the tax treatment described above with respect to pension-held REITs should be inapplicable to our tax-exempt shareholders.

Taxation of Non-U.S. Shareholders

The following discussion addresses the rules governing U.S. federal income taxation of non-U.S. shareholders. For purposes of this summary, “non-U.S. shareholder” is a beneficial owner of our securities that is not a U.S. shareholder (as defined above under “— Taxation of Taxable U.S. Shareholders”) or an entity that is treated as a partnership for U.S. federal income tax purposes. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state local or foreign tax consequences that may be relevant to a non-U.S. shareholder in light of its particular circumstances.

Distributions Generally

As described in the discussion below, distributions paid by us with respect to our common shares, preferred shares and depositary shares will be treated for U.S. federal income tax purposes as either:

•	ordinary income dividends;

•	long-term capital gain; or

•	return of capital distributions.

This discussion assumes that our shares will continue to be considered regularly traded on an established securities market for purposes of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, provisions described below. If our shares are no longer regularly traded on an established securities market, the tax considerations described below would materially differ.

Ordinary Income Dividends

A distribution paid by us to a non-U.S. shareholder will be treated as an ordinary income dividend if the distribution is payable out of our earnings and profits and:

•	not attributable to our net capital gain; or

•

the distribution is attributable to our net capital gain from the sale of U.S. Real Property Interests, or “USRPIs,” and the non-U.S. shareholder owns 5% or less of the value of our securities at all times during the one-year period ending on the date of the distribution.

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our securities. In cases where the dividend income from a non-U.S. shareholder’s investment in our securities is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. shareholder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a corporation.

Generally, we will withhold and remit to the IRS 30% of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as capital gain distributions with respect to the non-U.S. shareholder (and that are not deemed to be capital gain dividends for purposes of the FIRPTA withholding rules described below) unless:

•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate with us; or

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. shareholder’s trade or business.

Return of Capital Distributions

Unless (A) our securities constitute a USRPI, as described in “— Dispositions of Our Securities” below, or (B) either (1) the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder (in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain) or (2) the non- U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. shareholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our shares constitute a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. shareholder’s proportionate share of our earnings and profits, and (2) the non-U.S. shareholder’s basis in its shares, will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.

Capital Gain Dividends

A distribution paid by us to a non-U.S. shareholder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated earnings and profits and:

•	the distribution is attributable to our net capital gain (other than from the sale of USRPIs) and we timely designate the distribution as a capital gain dividend; or

•

the distribution is attributable to our net capital gain from the sale of USRPIs and the non-U.S. common shareholder owns more than 5% of the value of our securities at any point during the one-year period ending on the date on which the distribution is paid.

Long-term capital gain that a non-U.S. shareholder is deemed to receive from a capital gain dividend that is not attributable to the sale of USRPIs generally will not be subject to U.S. federal income tax in the hands of the non-U.S. shareholder unless:

•

the non-U.S. shareholder’s investment in our securities is effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax; or

•

the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States in which case the nonresident alien individual will be subject to a 30% tax on his capital gains.

Under FIRPTA, distributions that are attributable to net capital gain from the sale by us of USRPIs and paid to a non-U.S. shareholder that owns more than 5% of the value of our securities at any time during the one-year period ending on the date on which the distribution is paid will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend, and, in the case of a non-U.S. shareholder that is a corporation, such distributions also may be subject to the 30% branch profits tax.

Any distribution paid by us that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. shareholder will be subject to special withholding rules under FIRPTA. We will withhold and remit to the IRS 35% of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. shareholder, to the extent that the distribution is attributable to the sale by us of USRPIs. The amount withheld is creditable against the non-U.S. shareholder’s U.S. federal income tax liability or refundable when the non-U.S. shareholder properly and timely files a tax return with the IRS.

Undistributed Capital Gain

Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our securities held by non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, the non-U.S. shareholder would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gains to the non-U.S. shareholder, and generally receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed the non-U.S. shareholder’s actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. shareholder should consult its tax advisors regarding taxation of such undistributed capital gain.

Dispositions of Our Securities

Unless our securities constitute a USRPI, a sale of our securities by a non-U.S. shareholder generally will not be subject to U.S. federal income taxation under FIRPTA. Generally, with respect to any particular shareholder, our securities will constitute a USRPI only if each of the following three statements is true:

•

Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor;

•

We are not a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. shareholders at all times during a specified testing period. Although we believe that we are and will remain a domestically-controlled REIT, because our shares are publicly traded, we cannot guarantee that we are or will remain a domestically-controlled qualified investment entity; and

•

Either (a) our securities are not “regularly traded,” as defined by applicable Treasury regulations, on an established securities market; or (b) our securities are “regularly traded” on an established securities market and the selling non-U.S. shareholder has held over 5% of our outstanding securities any time during the five-year period ending on the date of the sale.

Specific wash sales rules applicable to sales of shares in a domestically-controlled REIT could result in gain recognition, taxable under FIRPTA, upon the sale of our securities even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. shareholder (1) disposes of our securities within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. shareholder as gain from the sale or exchange of a USRPI, and (2) acquires, or enters into a contract or option to acquire, our securities during the 61-day period that begins 30 days prior to such ex-dividend date.

If gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the securities could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our securities that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder as follows: (1) if the non-U.S. shareholder’s investment in our securities is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Conversion of Our Preferred Shares into Common Shares

Except as provided below, a non-U.S. shareholder generally will not recognize gain or loss upon the conversion of our preferred shares into our common shares, provided our preferred shares do not constitute U.S. real property interests (“USRPI”). Even if our preferred shares do constitute a USRPI, provided our common shares also constitute a USRPI, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of our preferred shares into our common shares provided certain reporting requirements are satisfied. Except as provided below, a non-U.S. shareholder’s basis and holding period in the common shares received upon conversion will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common shares exchanged for cash). Any common shares received in a conversion that is attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution on our shares as described under “— Taxation of Shareholders — Taxation of Non-U.S. Shareholders — Ordinary Income Dividends.” Cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share as described under “— Taxation of Shareholders — Taxation of Non-U.S. Shareholders — Dispositions of Our Securities.” Non-U.S. shareholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges common shares received on a conversion of preferred shares for cash or other property.

Information Reporting and Backup Withholding Tax Applicable to Shareholders

U.S. Shareholders — Generally

In general, information-reporting requirements will apply to payments of distributions on our securities and payments of the proceeds of the sale of our securities to some U.S. shareholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax on such payments (currently at the rate of 28%, but scheduled to increase to 31% effective on or after January 1, 2011) if:

(1) the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

(2) the IRS notifies the payer that the TIN furnished by the payee is incorrect;

(3) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or

(4) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some shareholders may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder’s U.S. federal income tax liability and may entitle the shareholder to a refund, provided that the required information is furnished to the IRS.

U.S. Shareholders — Legislation Relating To Foreign Accounts

Under the Hiring Incentives to Restore Employment Act (enacted March 2010), certain payments made after December 2012 to “foreign financial institutions” in respect of accounts of U.S. shareholders at such financial institutions may be subject to withholding at a rate of 30% on certain types of income, including dividends on and gains from the sale or other disposition of REIT shares. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this new legislation on their ownership and disposition of their shares held with or through a financial institution or other foreign entity. See “— Backup Withholding Tax and Information Reporting — Non-U.S. Shareholders — Withholding on Payments to Certain Foreign Entities.”

Non-U.S. Shareholders — Generally

Generally, information reporting will apply to payments of distributions on our securities, and backup withholding described above for a U.S. shareholder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption. The payment of the proceeds from the disposition of our securities to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding as described above for U.S. shareholders, or the withholding tax for non-U.S. shareholders, as applicable, unless the non-U.S. shareholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the shareholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. shareholder of our securities to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership 50% or more of whose interests are held by partners who are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker unless the broker has documentary evidence as to the non-U.S. shareholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of shareholders when payments to the shareholders cannot be reliably associated with appropriate documentation provided to the payer. If a non-U.S. shareholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Because the application of these Treasury regulations varies depending on the non-U.S. shareholder’s particular circumstances, non-U.S. shareholders are urged to consult their tax advisor regarding the information reporting requirements applicable to them.

Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the non-U.S. shareholder’s federal income tax liability if certain required information is furnished to the IRS. Non-U.S. shareholders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Non-U.S. Shareholders — Withholding on Payments to Certain Foreign Entities

The Hiring Incentives to Restore Employment Act (enacted March 2010) imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless various certification, information reporting and other specified requirements have been satisfied. The legislation imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares paid to a foreign financial institution or to a foreign nonfinancial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders. The legislation is generally effective for payments made after December 31, 2012. However, no withholding is required on payments made under obligations that are outstanding on March 18, 2012, or from the gross proceeds of any disposition of such an obligation. Prospective shareholders should consult their tax advisors regarding this legislation.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate of 15% (rather than 20%) on long-term capital gains for taxpayers taxed at individual rates, including the application of the long-term capital gains rate to qualified dividend income, and certain other tax rate provisions described herein. The impact of this reversion is not discussed herein. Consequently, prospective shareholders should consult their tax advisors regarding the effect of sunset provisions on an investment in our securities.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our securities.

State, Local and Foreign Taxes

We and our subsidiaries and/or shareholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We own properties located in numerous U.S. jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state and local tax treatment and the state, local and foreign tax treatment and that of our shareholders may not conform to the U.S. federal income tax treatment discussed above. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our securities.

Tax Shelter Reporting

If a holder recognizes a loss as a result of a transaction with respect to our securities of at least (i) for a holder that is an individual, S corporation, trust or a partnership with at least one non-corporate partner, $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, or (ii) for a holder that is either a corporation or a partnership with only corporate partners, $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, such holder may be required to file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

Our securities, including common shares, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our common shares are listed on the NYSE under the symbol “FPO.” Our 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares are listed on the NYSE under the symbol “FPOPrA.” Any securities that we issue, other than our common shares and our Series A Preferred Shares, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus and certain federal income tax matters have been passed upon for us by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements and schedule of First Potomac Realty Trust as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, and the statement of revenues and certain expenses for the year ended December 31, 2009 of 500 First Street, NW, the statement of revenues and certain expenses for the period from July 1, 2009 to December 31, 2009 of Redland Corporate Center, and the statements of revenues and certain expenses for the year ended December 31, 2010 of 840 First Street, NE and One Fair Oaks have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC an automatic “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0300. Our SEC filings, including the registration statement, are also available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at http://www.first-potomac.com. You should not consider information on our website to be part of this prospectus.

Our common shares are listed on the NYSE and all material filed by us with the NYSE can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•

our Current Reports on Form 8-K filed with the SEC on January 11, 2011, January 14, 2011, January 19, 2011, January 28, 2011, February 28, 2011, March 29, 2011, May 13, 2011, May 23, 2011, June 13, 2011, June 22, 2011 and July 1, 2011; and

•

our Registration Statement on Form 8-A, which incorporates by reference the description of our common shares from our Registration Statement on Form S-11 (Reg. No. 333-107172), and all amendments, prospectuses or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however, that we are not incorporating any information that is deemed to have been “furnished” and not “filed” with the SEC, including any current report on Form 8-K furnished under Item 2.02 or Item 7.01. These documents may include, among others, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

You may obtain copies of any of these filings by contacting First Potomac Realty Trust as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing or by telephone at:

First Potomac Realty Trust 7600 Wisconsin Avenue Bethesda, Maryland 20814 (301) 986-9200

Our SEC filings also are available on our Internet website at http://www.first-potomac.com. The information on our website is not, and you must not consider the information to be, a part of this prospectus supplement or the accompanying prospectus.

1,600,000 Shares

7.750% Series A Cumulative Redeemable Perpetual Preferred Shares

(Liquidation Preference $25.00 Per Share)

PROSPECTUS SUPPLEMENT

Wells Fargo Securities

KeyBanc Capital Markets     Morgan Stanley     Raymond James     RBC Capital Markets

BMO Capital Markets     PNC Capital Markets LLC

US Bancorp

March 9, 2012